UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OFFERING CIRCULAR

FORM 1-A

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

ILS FIXED HORIZON LLC

Date: November 1, 2022

Texas	6500	88-1715867
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Tom Berry

Chief Executive Officer

PO Box 1227

210 Market Street

El Campo, TX 77437

Telephone: 979-541-1270

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Pino Nicholson PLLC

99 S. New York Ave.

Winter Park, FL 32789

Telephone: 407-206-6577

Email: ljp@PinoNicholsonLaw.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

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Offering Statement First Submission

  File No. _______

PART II – OFFERING CIRCULAR

ILS FIXED HORIZON LLC

$75,000,000 OF LIMITED RECOURSE OBLIGATIONS

$1,000 PAR VALUE PER DEBT UNIT

This Offering involves the purchase of Debt Units (“Units”) in ILS Fixed Horizon LLC (the “Company”), which was formed for the purpose of raising capital to engage in the business of investing in all forms of real estate, primarily by providing financing to affiliated and unaffiliated Borrowers (“Investment Activities”).

Purchasers of the Units will become owners of the Units (“Investors”) upon execution of the Subscription Agreement, submission of the Investor Qualification Questionnaire, delivery of the investment funds (“Capital Contribution”), and acceptance by the Manager, which is ILS Fixed Horizon MGMT Corp.

The Offering commenced on November 1, 2022 and will terminate upon the earlier of: (i) the completion of the sale of all of the Units, or (ii) at the discretion of the Manager. The Offering may be extended by the Company in its sole discretion (the "Offering Period"). The Company is offering a minimum of twenty-five (25) Units and a maximum of seventy-five thousand (75,000) Units. Each Unit is priced at One Thousand ($1,000) Dollars and a minimum purchase of twenty-five (25) Units is required, although the minimum number of Units may be offered in fractions at the discretion of the Manager. The executive management of the Company may purchase less. Any number of additional Units may be purchased.

Price to Public
Per Unit	$1,000
Total Minimum	$25,000

These Units are offered to both “accredited” and “non-accredited” investors as described in Section 1 “Suitability Standards.” However, non-accredited investors are restrained by the purchasing limits set by the SEC, which are as follows:

1.	Non-accredited investors may not purchase more than ten (10%) percent of the greater of annual income or net worth (for natural persons); or
2.	Non-accredited investors may not purchase more than ten (10%) percent of the greater of annual revenue, or net assets at fiscal year-end (for non-natural persons).

There is the possibility of conflicts of interest arising between the Debt Investors and the Manager that are described in the “Conflicts of Interest” section further below in this Offering circular. This Offering of Units involves substantial risks that are described in “Risk Factors and Disclosures”. There is the possibility that the proceeds of this Offering will be insufficient to meet the requirements described in “Investment Objectives, Policies, Debt Payments.” Before purchasing any of the Units offered through this Memorandum, consult with an attorney or a financial advisor to determine if this investment is suitable for you.

	Per Unit(1)		Minimum Offering Amount		Maximum Offering Amount
Price to public		$1000.00	$	N/A		$75,000,000.00
Commissions(1)		$(0.00)	$	N/A		$(0.00)
Proceeds, net of Commissions, before expenses, to the Company		$1000.00	$	N/A		$75,000,000.00
Proceeds to other persons	$	N/A	$	N/A	$	N/A

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INVESTMENT IN UNITS OF THE COMPANY INVOLVES SIGNIFICANT RISK, AND YOU MAY BE REQUIRED TO HOLD YOUR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. YOU SHOULD PURCHASE THIS SECURITY ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 20 OF THIS OFFERING CIRCULAR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10 PERCENT OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULES 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

The date of this Offering Circular is November 1, 2022.

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IMPORTANT NOTICES TO INVESTORS

INVESTMENT IN REAL ESTATE FINANCING INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE ISSUER AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE ISSUER OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMPANY WILL BE PERMITTED TO MAKE A DETERMINATION THAT THE PURCHASERS OF UNITS IN THIS OFFERING ARE “QUALIFIED PURCHASERS” IN RELIANCE ON THE INFORMATION AND REPRESENTATIONS PROVIDED BY THE PURCHASERS REGARDING THE PURCHASERS’ FINANCIAL SITUATION. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

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STATE LAW EXEMPTION AND INVESTOR SUITABILITY REQUIREMENTS

The Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 Offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state law “blue sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Units offered hereby are offered and sold only to “qualified purchasers” or at a time when the Units are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

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The following Table of Contents has been designed to help you find important information contained in this Offering Circular.
The Company encourages you to read the entire Offering Circular.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Circular Summary,” “Risk Factors,” “Description of Business”, “Plan of Operations,” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology. In this Offering Circular, unless the context indicates otherwise, references to “we”, “our”, and “the Company” refer to ILS FIXED HORIZON LLC.

The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. If a change occurs, its business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to the Units, along with the following factors that could cause actual results to vary from the Company’s forward-looking statements:

•	This is a blind pool Offering as the Company has yet to identify any specific loans to service with the Net Proceeds of this Offering.

•	The Company commenced operations on April 5, 2022, and is an affiliate of ILS RE Capital LLC, ILS Capital Management LLC, and ILS Legacy Holdings LLC (the “Common Member”) but has no prior track record otherwise.

•	The Company has made no investments to date.

•	Traditionally, the real estate loan industry is cyclical in nature, causing it to experience dramatic swings in value. Real estate has generally appreciated in value over time, allowing borrowers to repay back their loans, but the Company cannot assure that such appreciation will continue to occur.

•	The Debt Units are non-voting. As such, Debt Investors do not have a right to participate in the management of the Company’s affairs. Debt Investors cannot propose changes to the Manager or to the Operating Agreement. The Manager will make all decisions with respect to the management of the Company. Debt Investors will have no right or power to take part in the management of the Company. Therefore, they will be relying entirely on the Manager for management of the Company and the operation of its business. The Manager may not be removed under the Operating Agreement.

•	Manager will have an exclusive role in determining what is in the best interests of the Company. Since no individual other than the Manager has any direct control over management of the Company, it does not have the benefit of independent consideration of issues affecting its operations. Therefore, these individuals will determine the propriety of their own actions, which could result in a conflict of interest and a risk to the viability and success of the Company when they are faced with any significant decisions relating to the affairs of the Company.

•	The Company may need to raise additional capital to address liquidity needs caused by shortfalls in revenue or unanticipated expenses. There can be no assurance that additional financing will be available when needed on terms favorable to the Company or at all. The Manager reserves the right to add capital from their own individual accounts to make up for such shortfall if either so desire.

•	There is an inherent lack of control in the management of the properties to which the Company issues loans. The Company may provide financing to borrowers for “Borrower Projects” for which the Borrower may not have fee simple title. As such, Borrower properties may typically be controlled by, but not owned by the Borrower. As such, the Company’s source of Financing repayment is based on the Borrower’s perfection of its contractual rights under such agreements.

•	You will not have any interest in, and your investment will not be secured by any Company Loans. Any returns on your investment will depend solely on the results of operations of the Company Loans.

•	Your returns on an investment will depend on the successful development or acquisition, results of operations, and profitable disposition of Company Properties.

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•	The Company intends to establish an operating reserve account with a portion of the proceeds raised from this Offering to pay anticipated operating, administrative and other expenses that shall be incurred as part of this Offering. If future expenses increase by unanticipated amounts, the Company may not have sufficient reserves to pay these obligations. The Company does not currently have any commitment or arrangement in place to obtain additional Funding, and there are no assurances that additional Funding can be obtained, if necessary, or that such additional Funding, if obtained, will be adequate for its financial needs.

•	The real estate market is affected by many factors, such as general economic conditions, the availability of financing, interest rates and other factors, including the supply and demand for real estate investments, all of which are beyond the control of the Company all of which could materially affect the Company and the Debt Units. There are no assurances that the Company can successfully achieve its investment goals and therefore, Debt Investors may have to hold their Units for an indefinite period of time, or have their Units sold or redeemed for less than the Debt Investors’ Capital Contribution.

•	Environmentally hazardous property. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.

•	There will be competing demands on the Manager, Employees, and Borrowers and as a result they will not devote all of their attention to the Company, which could have a material adverse effect on the Company’s business and financial condition. The officers of the Manager will experience conflicts of interest in managing the Company, because they also have management responsibilities for other companies, including companies that conduct the same Investment Activities as the Company. For these reasons, all of these individuals share their management time and services among those companies, and the Company, and will not devote all of their attention to the Company.

•	None of the agreements with the Manager were negotiated at arm’s length. Agreements with the Manager were not negotiated at arm’s length and accordingly may contain or omit different terms that would otherwise apply if the agreements were negotiated at arm’s length with third parties.

•	Debt Investors may not be able to withdrawal Units from the Company. Consequently, Debt Investors may not be able to liquidate their Debt Interests prior to the termination of the Company and must be prepared to bear the risks of owning Units for an extended period of time.

•	There is no present public trading market for the Units and the price at which the Units are being offered bears no relationship to conventional criteria such as book value or earnings per unit.

•	Company employees may change from time to time. Turnover may result in negative consequences to the Company’s Investment Activities.

•	The Manager will endeavor to communicate in advance any perceived exceeded risk based on the Manager’s anticipation of not meeting the required interest payouts, accrual, and/or withdrawal of Capital Contributions. The Manager will not communicate normal operational challenges including but not limited to construction delays, termination or reprimanding of Employees, and lawsuits as part of the Investment Activities.

•	The Company’s assessment of the merits of any identified projects under consideration may be inaccurate, which may negatively affect its results of operations.

•	Timing of development in real estate financing related projects is inherently uncertain and any delays in the development or acquisitions of Company Properties will adversely affect your investment.

•	There is a risk that no market for the Units will ever exist and as a result, the investment in the Company is illiquid in the event a Debt Investor desires to liquidate their interest. If a Debt Investor attempts to sell its Units prior to the dissolution of the Company, there is no certainty that they can be sold for full market value or that the Units may be sold at any price.

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•	There is an investment risk of losing the whole investment. There can be no assurance that the Company will be able to achieve its investment objectives or that Investors will receive any return of their capital. Investment results may vary substantially over time and as a result, Investors should understand the results of a particular period will not necessarily be indicative of results in future periods.

•	The revenue and profit potential of the company are uncertain. If the Company meets its revenue expectations, there is no guarantee that the Company will be profitable or that costs will not exceed revenue.

•	The Company may not generate sufficient income to fund Debt Unit interest payments and there is a risk that the Company may never pay such interest. Additionally, the Company may use other sources including borrowings and sales of assets. If it pays interest on the Debt Units from sources other than its cash flow from operations, it will have less funds available for investments and your overall return may be reduced.

•	The Company’s future performance is difficult to evaluate as it has not commenced operations.

•	As ILS Fixed Horizon MGMT Corp. (“Manager”) will exercise complete control over the Company, it will have the ability to make decisions regarding (i) changes to unit classes without Member notice or consent, (ii) making changes to the Company’s Operating Agreement as to the issuance of additional debt units, or other shares, including to itself, (iii) employment decisions, including compensation arrangements; and (iv) the decision to enter into material transactions with related parties.

•	The Company’s Operating Agreement and Subscription Agreement, all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, investors should consider the difficulty of reversing an arbitration award, once made.

•	The Company’s long-term growth depends upon its ability to retain and grow its investor base by successfully identifying and financing projects with attractive returns on investment. If the Company is unable to find such projects or if Company Loans do not produce the expected returns, it may be unable to retain or grow its investor base, and its operations and business could be adversely affected.

•	There has been no public market for the securities of the Company. The Units will not be listed on any securities exchange. There will be no active market for the Units.

•	There is a risk that an audit of the Company’s records could trigger an audit of the individual Investor’s tax records.

•	There is a risk that the amount of capital to be raised by the Company will be insufficient to meet the investment objectives of the Company. If there is a shortage of capital, the Manager will use best efforts to obtain funds from a third party or advance the Company’s directly or through an affiliate. Obtaining funds from a third party or an advance directly or through an affiliate may require an increase in the amount of financing the Company will be obligated to repay. In addition, there is no certainty that such funds will be available at a reasonable cost, if available at all.

•	The incapacitation of key operational and management personnel could adversely affect the Company.

•	The Manager may invest a significant amount of the proceeds raised on behalf of the Company in ways that Investors may not agree or that do not yield maximum favorable return due to market cycles

•	There is a risk that budgets could be exceeded resulting in the Company needing additional financing, and that in the absence thereof the Company may not be able to make Debt Payments.

•	The acquisition, entitlement, and permitting of real estate entails various risks, including the risk that investments may not perform as expected. The prices paid, or to be paid, for any Borrower Property are based upon a series of market judgments, some of which may prove to be inaccurate. These risks could adversely affect the Borrower’s financial condition, results of operations, cash flow and ultimate ability to service or repay the Financing which are the basis of Debt Investors’ Debt Payments.

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•	The success of the Investment Activities will depend largely on adapting to trends in the real estate industry, including competitive pressures, increased consolidation, industry overbuilding and changing demographics, the introduction of new concepts and products, availability of labor, changing tenant pricing levels and general economic conditions. Failures in adapting to the foregoing may affect the Company’s financial performance and thus the profits it receives.

•	The Company’s geographic focus consists of a sizable area of the United States that spans the United States. The Company’s overall performance is therefore largely dependent on real estate economic conditions in these geographic areas. Since there are no diversification requirements with regard to the Company’s investment activities the Company’s investment portfolio may include a small number of large positions, and at times, in one or two geographic markets. While such a portfolio concentration may enhance Company profits, if any large position has a material loss, then returns to Debt Investors may be lower than if the Company had invested in a more diversified and widespread portfolio of smaller positions. Such concentration may increase the volatility of the Company’s returns and may also expose the Company to significant risk of economic downturns in this sector to a greater extent than if its portfolio was further diversified. As a result, economic downturns in the real estate sector could have an adverse effect on the financial condition, results of operations and cash flow of the Company.

•	The SEC heavily regulates the manner in which “investment companies,” “investment advisors,” and “broker-dealers” are permitted to conduct their business activities. The Company firmly believes the Company has conducted business in a manner that does not result in the Company or its affiliates being characterized as an investment company, an investment advisor or a broker-dealer, as the Company does not believe that the Company engages in any of the activities described under Section 3(a)(1) of the Investment Company Act of 1940 or Section 202(a)(11) or the Investment Advisor’s Act of 1940 or any similar provisions under state law, or in the business of (i) effecting transactions in securities for the account of others as described under Section 3(a)(4)(A) of the Exchange Act or any similar provisions under state law or (ii) buying and selling securities for our own account, through a broker or otherwise as described under Section 3(a)(5)(A) of the Exchange Act or any similar provisions under state law. The Company intends to continue to conduct our business in such manner. If, however, the Company (or any of the Company’s affiliates) are deemed to be an investment company, an investment advisor, or a broker-dealer, the Company may be required to institute burdensome compliance requirements and our activities may be restricted, which would affect the Company’s operations to a material degree.

•	Any Debt Investor’s ability to bring legal action against the Manager for these actions is limited.

•	This Private Placement Memorandum, as well as other documents connected herewith, may contain “forward-looking statements,” such as statements related to financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of the Company. Where used in this Private Placement Memorandum, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” as well as other or similar words and expressions, as they relate to the Company, identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Results may differ materially from those set forth in the forward-looking statements. The Company’s ability to achieve financial objectives could be adversely affected by the factors discussed in detail in throughout the PPM as well as the following:

a.	Changes in the securities and real estate markets;

b.	The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

c.	Changes in monetary and fiscal policies of the U.S. Government;

d.	Inflation, interest rate, market and monetary fluctuations;

e.	Legislative or regulatory changes;

f.	The accuracy of the Company’s Pro Forma estimates and assumptions;

g.	The loss of key personnel;

h.	The Company’s need and ability to incur additional debt or equity financing;

i.	The effects of harsh weather conditions, including hurricanes;

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j.	The Company’s ability to comply with the extensive laws and regulations to which we are subject;

k.	Increased competition and its effect on pricing;

l.	Technological changes;

m.	The effects of security breaches and computer viruses that may affect our computer systems;

n.	Changes in consumer spending and saving habits;

o.	Changes in accounting principles, policies, practices or guidelines;

p.	Our ability to manage the risks involved in the foregoing.

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OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before investing in Debt Units. You should carefully read the entire Offering Circular including the risks associated with an investment in the specific securities you are offered, which are discussed under the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section of this Offering Circular entitled “Cautionary Statement Regarding Forward-Looking Statements.” In this Offering Circular, unless the context indicates otherwise, references to “we”, “our”, and “the Company” refer to ILS Fixed Horizon LLC.

Overview

ILS Fixed Horizon LLC (“Company”) was organized as a Texas limited liability company on April 5, 2022.

The Company was formed for the purpose of raising capital to engage in the business of investing in all forms of real estate, primarily by providing financing to affiliated and unaffiliated Borrowers (“Investment Activities”).

The Company intends to provide Financing to various Borrowers, which typically operate in real estate investment. Borrowers may obtain financing for purposes of fix and flip investments, buy and hold investments, “wrap-around” loans, commercial loans, or hard money/bridge loans. The Company primarily intends to purchase Notes from an Affiliate, which will originate the Notes. The Company anticipates the majority of its Investment Activities will be providing the financing described herein, although the Company can provide additional types of financing to Borrowers at its discretion.

Loan Source LLC (D/B/A Investor Loan Source (ILS)), an affiliate of the Company, was founded by Tom Berry and Donald Sutton as a partnership in January 2014. Collectively, Donald and Tom have been doing real estate investing and hard money lending for over 20 years. Their vision for Loan Source LLC, and all affiliated ILS entities is the following: "We are dedicated to our clients and pride ourselves on maintaining innovative - in demand loan products, quality customer service, and, above all, our fast approval process."

This is an initial Offering by the Company on a “best efforts” basis for its Class A, Class B, and Class C Debt Units, and all sub-units within each class. Company management (“Management”) will be making the investment decision about which loans to provide and to which borrowers such loans will go. The Manager is a Texas corporation, and an affiliate of the Company.

Substantially all of the Company’s assets will be indirectly held by, and substantially all of its operations will be conducted by the Company. Under this structure, the Common Member shall be ILS Legacy Holdings LLC, an affiliate of the Manager. Only ILS Legacy Holdings LLC shall have any voting rights as it relates to the Company.

The proceeds from the Offering may be used to (i) pay fees and expenses relating to the organization of the Company and the sale of Debt Units, (ii) invest in loans to made to Borrowers for various qualified properties and (iii) establish working capital reserves for the Company to fund operating and other expenses of the Company. The Company expects to use the Offering proceeds to pay such amounts at such time and in such order as the Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

The expenses of this Offering, including the preparation of this Offering Circular and the filing of this Offering Statement, are being paid for on behalf of the Company by the Sponsor, and will be repaid to Sponsor from the Company’s working capital reserves, the timing of which shall be as Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

Classes of Units Offered: Class A, Class B, and Class C Non-Voting Debt Units

The Company has established non-voting classes of debt units, each with $1,000 par value per Unit (“Units”) and seeks to raise $75,000,000 through the sale of 75,000 Units.  Units will have the right to Interest Payments.

No Debt Payments to holders of Units are assured, nor are any returns on, or of, a purchaser’s investment guaranteed.  Debt Payments are subject to the Company’s ability to generate positive cash flow from operations.  All Debt Payments are further subject to the discretion of the Manager.  It is possible that the Company may have cash available for Debt Payments, but the Manager could determine that the reservation, and not distribution, of such cash by the Company would be in its best interest.

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Class A Non-Voting Debt Units

Class “A” Units grant Debt Investors the option to earn interest at the following rate with a one (1) year Capital Commitment Period (“Rate Lock Period”). Investors may request their Capital Contributions through a written request to the Manager, and the Manager will return the Capital Contribution to Investors of Class A Units within sixty (60) days of receiving the written request. There are two types of debt units within Class A, known as Class A1 Units and Class A2 Units, which are described more fully below.

Class A1 Non-Voting Debt Units

Class A1 Units are paid five (5%) percent per annum. Class A1 Units are available to Debt Investors who make a minimum Capital Contribution of twenty-five thousand ($25,000) dollars.

Class A2 Non-Voting Debt Units

Class A2 Units are paid six (6%) percent per annum. Class A2 Units are available to Debt Investors who make a minimum Capital Contribution of five hundred thousand ($500,000) dollars.

Class B Non-Voting Debt Units

Class “B” Units grant Debt Investors the option to earn interest at the following rate with a three (3) year Capital

Commitment Period (“Rate Lock Period”). Investors may request their Capital Contributions through a written request to the Manager, and the Manager will return the Capital Contribution to Investors of Class B Units within one hundred and eighty (180) days of receiving the written request. There are two types of debt units within Class B, known as Class B1 Units and Class B2 Units, which are described more fully below.

Class B1 Non-Voting Debt Units

Class B1 Units are paid six (6%) percent per annum. Class B1 Units are available to Debt Investors who make a minimum Capital Contribution of twenty-five thousand ($25,000) dollars.

Class B2 Non-Voting Debt Units

Class B2 Units are paid seven (7%) percent per annum. Class B2 Units are available to Debt Investors who make a minimum Capital Contribution of five hundred thousand ($500,000) dollars.

Class C Non-Voting Debt Units

Class “C” Units grant Debt Investors the option to earn interest at the following rate with a five (5) year Capital

Commitment Period (“Rate Lock Period”). Investors may request their Capital Contributions through a written request to the Manager, and the Manager will return the Capital Contribution to Investors of Class C Units within three hundred and sixty (360) days of receiving the written request. There are two types of debt units within Class C, known as Class C1 Units and Class C2 Units, which are described more fully below.

Class C1 Non-Voting Debt Units

Class C1 Units are paid seven (7%) percent per annum. Class C1 Units are available to Debt Investors who make a minimum Capital Contribution of twenty-five thousand ($25,000) dollars.

Class C2 Non-Voting Debt Units

Class C2 Units are paid eight (8%) percent per annum. Class C2 Units are available to Debt Investors who make a minimum Capital Contribution of five hundred thousand ($500,000) dollars.

Services Performed by, and Compensation Paid to Affiliates

The Manager and its Affiliates will be engaged by the Company to perform various services for day-to-day management of the Company including the identification of Borrowers, investment of its assets, and any other actions in furtherance of the Investment Activities. The Company and its Affiliates may receive compensation and profits for such services as described in this section. None of the agreements for such services are the result of arm’s-length negotiations. The Company believes, however, that the terms of such arrangements are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of the compensation could create a conflict between the interests of the Manager, its Affiliates, and those of Debt Investors. Services performed by Company Affiliates include the following:

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Company Expenses. Company expenses such as Marketing expenses may be paid with the Company’s funds, however Company Expenses will have no impact on Debt Investor’s Capital Contribution or Debt Payments.

Referral Fees. The Company reserves the right to contract with and compensate third parties who bring Prospective Debt Investors to the attention of the Manager’s Executive Team.

Third Parties. Third parties may profit while working with the Company to facilitate Investment Activities.

Employees. The Company may employ employees to assist in the Company’s Investment Activities.

Conflicts of Interest

There are conflicts of interest between and among the Company, Manager, the Sponsor, and other Company Affiliates. The Manager may provide services to other affiliate companies in addition to the Company. All of the agreements and arrangements between and among Company Affiliates and the Company, including those related to compensation, are not the result of arm’s-length negotiations. The Company will try to balance the interests of Company Affiliates with the interests of the Company. However, to the extent that the Company takes actions that are more favorable to Company Affiliates than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on the Debt Payments to holders of Units and the value of those securities. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Some of the conflict-of-interest risks are listed here.

•              Manager or Company May be Involved in Similar Investments. The Manager, the Company, or their affiliates, may act as managers in other limited liability companies engaged in making similar investments.

•              Manager or Company May Have Interests in Similar Properties. The Manager, the Company, or their affiliates, own or may come to own an interest in properties that may compete with Borrower’s Properties.

•              Manager or Company May Act on Behalf of Others. The Manager or the Company, or their affiliates, who may act as managers for the Company, may act in such capacities for other companies, partnerships or entities that may compete with the Properties.

•              Manager or Company May Raise Capital for Others. The Manager or the Company, or their affiliates, who will raise investment Funds, may act in the same capacity for other companies, partnerships or entities that may compete with the Properties.

•              Manager’s or Company’s Compensation May be a Conflict. The compensation plan for the Manager or the Company may create a conflict between the interests of the Manager, the Company, and the interests of the Company.

•              Manager or Company Allocating Time and Resources to Affiliated Entities. The Manager or the Company may have a conflict in allocating their time and resources between the Company and other business activities they are involved with.

•              Principals of Manager and Company May Provide for Affiliated Partnerships. The principals of the Manager and the Company are comprised of individuals who may be principals of other affiliated or non-affiliated organizations organized to promote other real estate investment.

•              Principals of Manager and Company. The Manager and the Company are comprised of individuals who may be principals of other affiliated or non-affiliated entities. One or more principals of the Manager and Company may provide additional or subsequent private offerings or terms of offer different than herein.

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Competitive Strengths

The Company’s competitive strengths stem from the Management’s experience and understanding of the intricacies of the real estate borrowing sector. The Manager has over twenty (20) years of experience in private lending and is able to leverage that knowledge and experience in underwriting the loans to be provided by the Company.

As of the date of this Offering Circular, ILS affiliated entities have closed on over one thousand seven hundred (1,700) loans, for a value of approximately three hundred fifty million ($350,000,000) dollars. To date, ILS affiliated funds have raised over sixty-three million ($63,000,000) dollars in investor capital, producing solid returns throughout.

Corporate Information

The Company’s executive offices are located at PO Box 1227, 210 Market Street, El Campo, TX 77437. The Company’s telephone number is (979) 541-1270.

Reporting Requirements Under Tier 2 of Regulation A

Following this Tier 2 Regulation A Offering, the Company has, and will continue to be required to comply with certain ongoing disclosure requirements under Regulation A. The Company has, and will be required to file (i) an annual report with the SEC on Form 1-K, (ii) a semi-annual report with the SEC on Form 1-SA, (iii) current reports with the SEC on Form 1-U, and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events. Parts I and II of Form 1-Z will be filed by the Company if and when it decides to and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

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THE OFFERING

Issuer:	ILS Fixed Horizon LLC

Securities Offered:	Class A1, Class A2, Class B1, Class B2, Class C1, and Class C2. All Units are Non-Voting Debt Units (“Units”).

Par Value:	$1,000.00 per Unit of any class.

Minimum Purchase:	Class A1 – Twenty-Five (25) Units or Twenty-Five Thousand ($25,000) Dollars

Class A2 – Five Hundred (500) Units or Five Hundred Thousand ($500,000) Dollars

Class B1 – Twenty-Five (25) Units or Twenty-Five Thousand ($25,000) Dollars

Class B2 – Five Hundred (500) Units or Five Hundred Thousand ($500,000) Dollars

Class C1 – Twenty-Five (25) Units or Twenty-Five Thousand ($25,000) Dollars

Class C2 – Five Hundred (500) Units or Five Hundred Thousand ($500,000) Dollars

Minimum Offering Amount:	N/A

Maximum Offering Amount:	75,000 Units ($75,000,000)

Escrow:	Investment Funds will initially be placed into Escrow for an estimated three (3) to five (5) days until Investor Funds clear and are made available to the Company.

ERISA:

Investment in the Company is generally open to institutions, including pensions and other Funds subject to ERISA. The Company may require certain representations or assurances from investors subject to ERISA to determine compliance with ERISA provisions.

Offering Price:	$1,000 per Debt Unit (“Offering Price”)

Offering Period:	To begin upon qualification by the SEC and terminate at the discretion of the Manager.

The Offering Period may be extended, or the Offering terminated at any time by the Company in its sole discretion.

Debt Payments:	No Debt Payments to holders of Units are assured, nor are any returns on, or of, a purchaser’s investment guaranteed. Debt Payments are subject to the Company’s ability to generate positive cash flow from operations. All Debt Payments are further subject to the discretion of the Manager. It is possible that the Company may have cash available for Debt Payments, but the Manager could determine that the reservation, and not distribution, of such cash by the Company would be in its best interest.

Voting Rights:	None

Dilution:	Not applicable

Liquidation Rights:	None

Conversion Rights:	None

Pre-emptive Rights:	None

Sinking Fund Provision:	None

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Liability for Further Calls:	None

Gross Proceeds:	The proceeds from this Offering prior to the payment of any commission, Offering expenses, Manager operating expenses, legal fees, Company management, supervisory and accounting services, and other working capital reserves (“Gross Proceeds”).

Net Proceeds:	Gross Proceeds, less organization and Offering expenses, Manager operating expenses (“Net Proceeds”).

Net Proceeds Allocation:	Based on raising the Maximum Offering Amount, the Company intends to initially allocate ninety-five (95%) percent of Net Proceeds to the financing of Borrower loans, and five (5%) percent of Net Proceeds to legal fees, Company management, supervisory and accounting services, and other working capital reserves. Management may change this allocation at any time based on the actual Net Proceeds of the Offering and Management’s sole determination of what is in the best interests of the Company.

Risk Factors:	Investing in the Units involves a high degree of risk. See “Risk Factors” beginning on page 20.

Transfer Agent:	Signature Stock Transfer, Inc. will act as the Company’s transfer agent.

Liquidity:	There is no public market for the Units.

Withdrawals:

Holders of Class A Units shall be able, upon submission of a written request to the Manager, receive their Capital Contribution within sixty (60) days of the Manager receiving their written request.

Holders of Class B Units shall be able, upon submission of a written request to the Manager, receive their Capital Contribution within one hundred and eighty (180) days of the Manager receiving their written request.

Holders of Class C Units shall be able, upon submission of a written request to the Manager, receive their

Capital Contribution within three hundred and sixty (360) days of the Manager receiving their written request.

Rollover of Units:

Investors may select automatic rollover of Debt Payments. In case interest on Debt Payments is rolled over as per the request of the Investors, Company will still send an IRS Form 1099 for tax reasons. The Company may redeem an Investor’s capital at any time.

Closing:	The Company may close the Offering at any time and may suspend the Offering on a temporary basis from time to time as it deems necessary.

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RISK FACTORS

An investment in Units of the Company involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing securities offered by the Company. Any of the following factors could harm the Company’s business and future results of operations and could result in a partial or complete loss of your investment. This could cause the value of Units to decline significantly, and you could lose part or all of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

RISKS RELATED TO THE OFFERING

This Offering is being made pursuant to the rules and regulations under Regulation A of the Securities Act.

The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

Arbitrary Determination of the Offering Price.

The Offering Price has been arbitrarily determined by the Company and may not bear any relationship to assets acquired or to be acquired or the book value of the Company or any other established criteria or quantifiable indicia for valuing a business. Neither the Company nor Sponsor represents that the Units have or will have a market value equal to their Offering Price or that the Units could be resold (if at all) at their original Offering Price.

No market currently exists for the Units.

There is a risk that no market for the Units will ever exist and as a result, an investment in the Company would be illiquid in the event investors were to desire to liquidate their Unit interests. While the Company may attempt to effectuate a liquidity event within approximately seven to ten years from the completion of this Offering, it is not required to effectuate a liquidity event by any specific date. If investors were to attempt to sell their Units prior to the dissolution of the Company through secondary market sales or otherwise, they might have to sell them at a discount to their fair value as there is no certainty that they can be sold for full market value or that the Units may be sold at any price.

RISKS RELATED TO THE COMPANY’S BUSINESS PLAN

General Risk of Investment in the Company.

The economic success of the Company will depend upon the results of operations of the Company loans issued to Borrowers. The results of operations are subject to those risks typically associated with the business of hard money lending, including the accuracy of underwriting said loans, and ensuring that Borrowers are able to repay the loans in a timely manner to ensure the Company can continue its operations. Although the experience of the Company’s Executive Team weighs favorably, the Company makes no assurances that the Borrowers will successfully pay back their Company-issued loans in a timely manner. The traditional risks associated with any entity operating in the business of lending are all present here. In addition, even if adverse operating results do not result in lease or financing defaults, they will likely reduce the ability of the Company to make Debt Payments to Members.

Units Have No Voting Rights.

Management will have sole power and authority over the business and management of the Company. Investors will not have the right to vote on any matters, and, therefore, Investors will not have an active role in the Company’s management and will be unable to implement a change in the Management team or the Management team’s decisions.

Debt Payments on the Units are Not Guaranteed.

Although Debt Payments on the Units are cumulative (but non-compounding), the Company’s Manager must approve the actual payment of the distributions. The Manager can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued distributions. The Manager could do so for any reason, and may be prohibited from doing so in the following instances:

•	poor historical or projected cash flows;

•	the need to make payments on the Company’s indebtedness;

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•	concluding that payment of distributions on the Units would cause the Company to breach the terms of any indebtedness or other instrument or agreement; or

•	determining that the payment of distributions would violate applicable law regarding unlawful distributions.

Adverse economic conditions may negatively affect the Company’s results of operations and, as a result, its ability to make distributions to Investors or to realize appreciation in the value of Company loans.

The Company’s operating results may be adversely affected by market and economic challenges, which may negatively affect its returns and profitability and, as a result, its ability to make distributions to Investors and the value of an investment in the Company. These market and economic challenges include, but are not limited to, any future downturn in the U.S. economy and the related uncertainty in the financial and credit markets.

The length and severity of any economic slow-down or downturn cannot be predicted. The Company’s operations and, as a result, its ability to make distributions to holders of the Units could be materially and adversely affected to the extent that an economic slow-down or downturn is prolonged or becomes severe.

The Company is a Blind Pool Investment without Operational Track Record prior to the Date of this Offering.

The Company has yet to identify any specific loans to finance with the Net Proceeds of this Offering and has no prior track record. While Company Affiliates have been in the private lending space for an extensive period of time, prior performance is not always indicative of future results, and Investors are cautioned that risk is an inherent part of the nature of any investment.

Investment Risk.

There can be no assurance that the Company will be able to achieve its investment objectives or that investors will receive any Debt Payment or any return of their capital. Investment results may vary substantially over time, and as a result, investors should understand that the results of a particular period will not necessarily be indicative of results in future periods.

Dependence Upon Key Management Personnel.

The Company will depend upon the efforts, experience, diligence, skill and network of business contacts of the Management team; therefore, the Company’s success will depend on their continued service. The departure of any of the Company’s key Management personnel could have a material adverse effect on performance. If any of the Company’s key personnel were to cease their employment, the Company’s operating results could suffer.

The Company believes its future success depends upon Management’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and the Company cannot assure that it will be successful in attracting and retaining such skilled personnel. If the Company loses or is unable to obtain the services of key personnel, the Company’s ability to implement its investment strategies could be delayed or hindered, and the value of an investment in the Company may decline.

Reliance on Management.

The Company’s ability to achieve its investment objectives is largely dependent upon the performance of Management and the Sponsor, in selecting additional investments for the Company to acquire, securing financing arrangements, and financing the Company loans. The investors generally have no opportunity to evaluate the terms of transactions or other economic or financial data concerning any investments and must rely entirely on the ability of Management. Management may not be successful in identifying suitable investments on financially attractive terms, and the Company may not be successful in achieving its investment objectives.

There will be competing demands on the officers of the Manager, and they will not devote all of their attention to the Company, which could have a material adverse effect on the Company’s business and financial condition.

The officers of the Manager will experience conflicts of interest in managing the Company, because they also have management responsibilities for other companies, including companies that invest in the same types of assets as prospective Borrowers. For these reasons, all of these individuals share their management time and services among those companies, and the Company, and will not devote all of their attention to the Company.

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RISKS RELATED TO INVESTMENTS IN REAL ESTATE LENDING

Legal Structure.

The Company shall provide Project Financing or Land Financing advances to the Borrower for Borrower Projects for which the Borrower does not have fee simple title. As such, Borrower Properties are typically controlled by, but not owned by the Borrower. As such, the Company’s source of Project Financing or Land Financing repayment is based on the Borrower’s perfection of its contractual rights under agreements to purchase the Borrower Property and subsequently sell it.

Risk of Borrower Inability to Obtain Financing.

The financial projections contained in this Memorandum assume that the Borrower will obtain other third-party financing. There is no guarantee that the Borrower will be able to obtain such financing.

Borrower Intends to Use Leverage.

The Company’s objectives are based on the Borrower’s use of leverage in the acquisition, development, construction, and operation of the Property. If the Borrower does obtain outside financing, the use of leverage increases the risk of an investment in the Units, as it is possible that the Borrower’s income from the Property, in any month, will be inadequate to make the Company’s Project Financing or Land Financing debt-service after servicing other Borrower financing obligations. A result of being unable to make the required financing payments could be that the lender could complete a foreclosure on the Borrower and all of the investment in the Units will be lost. There is also the risk that at the time of the refinancing or sale of the Property, the proceeds will not be greater than the amount needed to pay off the remaining balance of the Borrower’s other financing and, as a result, no cash will be available for repayment of the outstanding balance of the Project Financing, Land Financing, or any distribution to the Members.

Financial projections.

All financial projections are prepared on the basis of assumptions and hypotheses. Future operating results are impossible to predict and no representation of any kind is made with respect to future accuracy or completeness of the forecast of projections as to income, expenses, costs, or other items. No representations or warranties of any kind are intended or should be inferred with respect to economic return which may accrue to a Member. An investment in the Company should be made only after adequate personal investigation of the merits of the Company and the Offering.

Lack of capital.

There is a risk that the amount of capital to be raised by the Company will be insufficient to meet the investment objectives of the Company. If there is a shortage of capital, the Manager will use best efforts to obtain funds from a third party or advance the Company’s directly or through an affiliate. Obtaining funds from a third party or an advance directly or through an affiliate may require an increase in the amount of financing the Company will be obligated to repay. In addition, there is no certainty that such funds will be available at a reasonable cost, if available at all.

Risks of having no control in management.

Under the Operating Agreement, Members do not have a right to participate in the management of the Company’s affairs. Members cannot propose changes to the Manager or to the Operating Agreement. Under the Operating Agreement, it may also be difficult for Members to enforce claims against the Manager, which means that Members may not be able to recover any losses they may suffer through their ownership of Units arising from acts of the Manager that harm the Company’s business.

The Manager and its management must discharge their duties with reasonable care, in good faith and in the best interest of the Company. Despite this obligation, the Operating Agreement limits management’s liability to the Company and all Members. The Manager is not liable for monetary damages unless it involves receipt of an improper personal financial benefit, a willful failure to deal fairly with the Company on matters where there is a material conflict of interest, a knowing violation of law, or willful misconduct. Any Member’s ability to bring legal action against the Manager for these actions is also limited. Members may only bring a legal action on behalf of the Company if the Company has refused to bring the action or an effort to cause the Manager to bring the action is not successful.

Limited Operating Reserves.

The Company intends to establish an operating reserve account with a portion of the proceeds raised from this Offering to pay anticipated operating, administrative and other expenses that shall be incurred following the Closing Date of this Offering. If future expenses increase by unanticipated amounts, the Company may not have sufficient reserves to pay these obligations. The Company does not currently have any commitment or arrangement in place to obtain additional funding, and there are no assurances that additional funding can be obtained, if necessary, or that such additional funding, if obtained, will be adequate for its financial needs.

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General economic conditions may affect the value and the timing of the sale of Borrower Property or the ability to refinance the Borrower Property.

The real estate market is affected by many factors, such as general economic conditions, the availability of financing, interest rates and other factors, including the supply and demand for real estate investments, all of which are beyond the control of the Borrower. The Company cannot predict whether the Borrower will be able to sell the Borrower Property for a price or on terms which are acceptable. Further, the Company cannot predict the Borrower’s ability to obtain adequate funding from a third-party lender to refinance the Borrower Property. There are no assurances that the Company can successfully achieve its investment goals and therefore, Members may have to hold their Units for an indefinite period of time, or have their Units sold or redeemed for less than the Members’ Capital Contribution.

Environmentally hazardous property.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the ownership of the Property, the Borrower may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediating any contaminated property could materially adversely affect the value of the Property and the Units.

Real estate investments are long-term investments and may be difficult to sell in response to changing economic conditions.

Virtually all real property investments are subject to certain inherent risks. Real estate investments are generally long-term investments which cannot be quickly converted to cash. Real property investments are also subject to adverse changes in general economic conditions or local conditions which may reduce the demand for commercial property.

Risks of Borrower Exceeding Budgets.

There is a risk that budgets could be exceeded resulting in the need for additional financing or equity contributions from the Borrower, and that in the absence thereof the Borrower would not be able to repay Project Financing or Land Financing.

Adverse Trends in the Single-Family Housing Industry May Impact the Project.

The success of the Project will depend largely on the ability of the Borrower to adapt to trends in the single-family housing industry, including competitive pressures, increased consolidation, industry overbuilding and changing demographics, the introduction of new concepts and products, availability of labor, changing tenant pricing levels and general economic conditions. Failures in adapting to the foregoing may affect the Borrower’s financial performance and thus the Company’s it has available to service or repay the Project Financing or Land Financing.

Geographic Concentration and Sector Risk.

The Company’s geographic focus is not specifically limited other than to areas other than those in which ILS RE Capital LLC, an affiliate of the Company, has invested. Its sector focus is to provide Project Financing and Land Financing, enter into strategic relationships with real estate developers and builders. The Company’s overall performance is therefore largely dependent on real estate economic conditions in these geographic areas and real estate sectors. Since there are no diversification requirements with regard to the Company’s investment activities the Company’s investment portfolio may include a small number of large positions, and at times, may include only one or two Borrower Properties in one or two geographic markets. While such a portfolio concentration may enhance total returns to Investors, if any large position has a material loss, then returns to Investors may be lower than if the Company had invested in a more diversified and widespread portfolio of smaller positions. The Company’s investments will consist entirely of investments related to Investment Properties. Such concentration may increase the volatility of the Company’s returns and may also expose the Company to significant risk of economic downturns in this sector to a greater extent than if its portfolio also included other property types. As a result, economic downturns in the real estate sector could have an adverse effect on the financial condition, results of operations and cash flow of the Company.

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Competition in the Market

The real estate borrowing industry is highly competitive on both a national and regional level. The Company faces competition from REITs, other hard-money providers, other public and private real estate companies, private real estate investors, and banks. Competition may prevent the Company from providing loans to Borrowers of desirable Qualified Properties, who can then either refinance and/or sell the property(ies) financed with the Company loans in order to make prompt repayment and keep up with the loan’s APR. If the Company offers lower interest rates to remain competitive, Investors may experience a lower return on investment and be less inclined to invest in the Company’s next project which may decrease its profitability. Increased competition for Borrowers may also preclude the Company from acquiring Borrowers that would generate the most attractive returns to Investors or may reduce the number of Borrowers the Company could acquire, which could have an adverse effect on its business.

Availability of Future Financing and Market Conditions.

Market fluctuations in real estate financing may affect the availability and cost of funds needed to successfully operate in the private lending space. Rising interest rates require Offerings to provide greater returns to be attractive to investors, and many Sponsors of such Offerings may require additional third-party financing for operation in the real estate industry, which is a highly capital intensive area.

Development or Construction Difficulties or Delays.

Some Company loans will be to Borrowers who will require development and construction, and the Company has no ability to complete the development and construction, which will be outside the Company’s control or even the control of the entity supervising the construction. These factors include, but are not limited to:

•	difficulties or delays in obtaining building, occupancy, licensing and other required governmental permits and approvals;
•	failure to complete construction on budget and on schedule;
•	unforeseen engineering, environmental or geological problems;
•	failure of third-party contractors and subcontractors to perform under their contracts;
•	shortages of labor or materials that could delay construction or make it more expensive than budgeted;
•	adverse weather conditions that could cause delays;
•	unionization or work stoppages;
•	force majeure events or other acts of God;
•	increased costs resulting from changes in general economic conditions or increases in the costs of materials; and
•	increased costs as a result of addressing changes in laws and regulations or how existing laws and regulations are applied.

LEGAL, TAX AND REGULATORY RISKS

Legal, tax and regulatory changes could occur during the lifetime of the Company that may adversely impact the Company’s and Company Affiliates’ taxation status and any distributions from the Company, and Debt Payments to Debt Unit Holders.

Risk of Arbitration.

The Company’s Operating Agreement and Subscription Agreement, all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, investors should consider the difficulty of reversing an arbitration award, once made.

The Company believes that binding arbitration is legally enforceable based on case law provisions as applicable to claims in connection with this Offering (including secondary transactions whereunder Units are resold by initial investors, and subsequent, secondary investors are governed by the Company’s Operating Agreement) under federal law, state law, and U.S. federal securities laws. The legal enforceability based on case law as upheld by U.S. Supreme Court rulings, which, for the Commission’s reference, include but are not limited to the following: Arthur Andersen LLP v. Carlisle, 556 U.S. 624 (2009); Gilmer v. Interstate/Johnson Lane Corp., 500 U.S. 20 (1991); Rodriguez de Quijas v. Shearson/American Express, Inc., 490 U.S. 477 (1989); Shearson/American Express v. McMahon, 482 U.S. 220 (1987); and Dean Witter Reynolds Inc. v. Byrd, 470 U.S. 213 (1985).

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As a result of this mandatory binding arbitration provision, Investors may incur increased costs to bring a claim, have limited access to information, and these provisions can discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable, In the event of arbitration these clauses would limit the legal remedies available to holders of Units to arbitration for any claims they may have, however by agreeing to be subject to these arbitration provisions, investors will not be deemed to waive the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Notwithstanding case law supporting the enforceability of arbitration, there does appear to be a split of authority suggesting that arbitration provisions are not always enforceable under federal and state law. Nonetheless, to the extent any arbitration provisions are ruled unenforceable, the Company would abide by such ruling.

Debt Investors will be subject to taxation.

Debt Investors will only receive Debt Payments. If a Debt Investor’s Unit generates taxable income, the Debt Investor is generally taxed on that income in the year it’s received.

No Deductibility of Losses.

As a result of the Investment being a debt investment. Debt Investors will not be allocated losses, subject to a number of restrictions.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties.

If the Company incorrectly reports a Debt Investor’s income, this may cause a Debt Investor to underpay his taxes. If it is determined that a Debt Investor has underpaid taxes for any taxable year, the Debt Investor must pay the amount of taxes underpaid plus interest on the underpayment and possibly certain penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify the Debt Investor of amounts owing within 18 months of the date the income tax return was filed. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted monthly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A twenty (20%) percent penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith. The IRS may impose a twenty (20%) percent penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes.

In addition to federal income tax consequences, Debt Investors should consider the state and local tax consequences of an investment in the Company. Debt Investors may be subject to state and local taxes that may be imposed by various jurisdictions in which they reside. Debt Investors may be required to file state and local income tax returns and pay state and local income tax in these jurisdictions. This Memorandum makes no attempt to summarize the state and local tax consequences to an investor. Debt Investors are urged to consult their own tax advisor regarding their state and local tax obligations.

Risk of audit of Individual Investor returns.

There is a risk that an audit of the Company's records could trigger an audit of the individual investor’s tax records.

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RISK RELATED TO CONFLICTS OF INTEREST

Management May be Involved in Similar Investments.

Management, or their affiliates, may act as asset managers or advisors for other companies engaged in making similar investments, and intend to act as the asset managers and advisors of new yet to be formed companies.

Management May Act on Behalf of Others.

Management, or their affiliates, who may act as asset managers for the Company, may act in such capacities for other investors, companies, partnerships or entities that may compete with the loans.

Management May Raise Capital for Others.

Management, or their affiliates, who will raise investment funds, may act in the same capacity for other investors, companies, partnerships or entities that may compete with the Company loans.

Management’s Compensation May be a Conflict.

The compensation plan for Management may create a conflict among the interests of Management and the interests of the Company.

Management Allocating Time and Resources to Company Affiliates.

Management and their affiliates may have a conflict in allocating their time and resources between the Company and other business activities they are involved with, including without limitation Company Affiliates. The Company does not require any minimum amount of time or attention that Management devote to the Company.

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PLAN OF DISTRIBUTION

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from Company’s web platform, as well as on the SEC’s website at www.sec.gov.

The Units are self-underwritten and are being offered and sold by the Company on a best-efforts basis. No compensation will be paid to any principal of the Company, or any affiliated company or party with respect to the sale of the Units. This means that no commissions or other compensation will be paid for the sale of the Units offered by the Company.

We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the Offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction.

Neither the Company, its principals, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s account. This account is not held by an escrow agent nor subject to any escrow agreement.

The Company plans use its current network of real estate investors to solicit investments as well as various forms of advertisement. The Company, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rules 251 (d)(1)(iii) and 251(d)(3)(i)(F) of Regulation A whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent Offering circular filed with the Commission for the Offering. The Company plans to solicit investors through a variety of media and internet advertising mechanisms, such as search based advertising and search engine optimization.

Additionally, the Company intends to conduct its operations so that neither the Company, nor any of its subsidiaries, will meet the definition of investment company under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and, accordingly, neither the Company nor any of its subsidiaries intend to register as an investment company under the Investment Company Act.

In order to subscribe to purchase this Offering, a prospective investor must either electronically or manually complete, sign and deliver an executed purchase agreement for the Units (“Subscription Agreement”) to the Company at ILS Fixed Horizon LLC,

PO Box 1227, 210 Market Street, El Campo, TX 77437, Attention: Donald Sutton, and submit payment by way of check or wire transfer payable to “ILS Fixed Horizon LLC Escrow Account.” The Offering will remain open from the date on which the Offering statement is qualified until the Manager decides to close the Offering. All investor funds will go directly to the Company based on payment instructions provided on the Platform in accordance with the Subscription Agreement and will be immediately released to the Company on an ongoing basis as received from Investors and accepted by the Company.

There is currently no trading market for the Units and no trading market is expected to ever develop. As a result, Investors should be prepared to retain this Offering for as long as this Offering remain outstanding and should not expect to benefit from any Unit price appreciation.

In compliance with Rule 253(e) of Regulation A, the Company will revise the Offering statement, of which this Offering Circular forms a part, during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering statement, of which this Offering Circular forms a part, and be requalified under Rule 252 of Regulation A.

Determination of Offering Price

The Offering Price is arbitrary with no relation to the value of the Company. Since the Units are not listed or quoted on any exchange or quotation system, the Offering Price of the Units was arbitrarily determined. The Offering Price was determined by the Company and is based on its own assessment of its financial condition and prospects, limited Offering history and the general condition of the securities market. It does not necessarily bear any relationship to book value, assets, past operating results, financial condition or any other established criteria of value.

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Subscription Process

Investors seeking to purchase Units should proceed as follows:

•	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•	Electronically or manually complete and execute a copy of the Subscription Agreement.

•	Electronically provide the required Subscription Agreement information, or manually provide the required Subscription Agreement information and any additional information to the Company at ILS Fixed Horizon LLC,

PO Box 1227, 210 Market Street, El Campo, TX 77437, Attention: Donald Sutton.

By executing the Subscription Agreement and paying the total purchase price for the Units you are interested in purchasing, which payment is made directly to the Company based on payment instructions provided on the Platform in accordance with the Subscription Agreement, and immediately deposited by Company, you will be deemed to (i) agree to all of the provisions of the Subscription Agreement attached hereto as Exhibit B, and (ii) attest that you meet the minimum standards of a “qualified purchaser,” and that, if you are not an “accredited investor,” such subscription for this Offering does not exceed 10% of the greater of your annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be irrevocable, and effective only upon the Company’s acceptance and the Company reserves the right to reject any subscription in whole or in part.

Following the date on which the SEC qualifies the Offering, subscriptions will be accepted or rejected within ten (10) business days of receipt by the Company. The Company will not draw funds from any subscriber until the date your subscription is accepted. If the Company accepts your subscription, it will email you a confirmation.

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USE OF PROCEEDS

The Company intends to provide Financing to various Borrowers, which typically operate in real estate investment. Borrowers may obtain financing for purposes of fix and flip investments, buy and hold investments, wrapable loans, commercial loans, or hard money/bridge loans. The Company primarily intends to purchase Notes from an Affiliate, which will originate the Notes. The Company anticipates the majority of its Investment Activities will be providing the financing described herein, although the Company can provide additional types of financing to Borrowers at its discretion.

The Company will incur various expenses the consolidated total of which will not reduce the Capital Interest of Debt Investors. Expenses incurred by the Company will be deducted as part of the determination of Net Distributable Cash Flow and will be payable on a priority basis prior to any Debt Investors Debt Payments.

The estimated use of proceeds from this Offering will be dependent upon the amount and timing of the capital raised in this Offering. Assuming the Maximum Offering Amount is raised, the Company expects to use the proceeds from this Offering of Units to (i) pay fees and expenses relating to the organization of the Company and the sale of the Units, (ii) provide private loans to Borrowers for real-estate-related activities, whether those include short-term flipping sales, development of projects, or refurbishing of purchased homes, and (iii) establish working capital reserves for the Company to fund operating and other expenses of the Company. The Company expects to use the Offering proceeds to pay such amounts at such time and in such order as Management deems, in its sole and absolute discretion, to be in the best interest of the Company. If the maximum offering amount is not filled, the Company intends to use the Proceeds raised in the manner outlined in this section regardless.

The expenses of this Offering, including the preparation of this Offering Circular and the filing of this Offering Statement, estimated at $35,000, are being paid for on behalf of the Company by the Sponsor, and will be repaid to Sponsor from the Company’s working capital reserves, the timing of which shall be as Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

The following table shows a summary of the use of the Maximum Offering Amount generated through the sale of Units:

	Minimum Offering Amount	Percent	Maximum Offering Amount	Percent
Gross Offering Proceeds	N/A	N/A	$75,000,000	100.00%
Less: Commissions(1):	N/A	N/A	(0.00)	-0.00%
Available Proceeds	N/A	N/A	$75,000,000	100.00%
Less Offering Expenses:	N/A	N/A
Organization and Offering Expenses(2,3)	N/A	N/A	($35,000)	-0.47%
Advisor Operating Expenses	N/A	N/A	($20,000)	-0.27%
Net Proceeds to Company from Offering(4)	N/A	N/A	$71,500,000	99.26%
Net Proceeds to other persons	N/A	N/A	N/A	N/A

1)	No compensation will be paid to any principal of the Company, or any affiliated company or party with respect to the sale of the Units. This means that no commissions or other compensation will be paid for the sale of the Units offered by the Company.

2)	The Company will pay or reimburse the Manager for organization and Offering expenses in an amount up to 5% of the Maximum Offering Amount, should those expenses reach that level, which, if the Company raises the Maximum Offering Amount, will equal up to $2,500,000.

3)	Includes all expenses to be paid by the Company in connection with its formation and the qualification of the Offering, and the marketing and distribution of Units, including, without limitation, expenses for printing, engraving and amending Offering statements or supplementing Offering Circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Units under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

4)	Assuming the Maximum Offering Amount is achieved, the Company expects to allocate (a) 95% ($71,250,000.00) of the Net Proceeds to the Company to engage in Private Lending, and (b) 5% ($3,750,000.00) of the Net Proceeds to the Company to Legal Fees, Management, Supervisory and Accounting Services and Other Working Capital Reserve.

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DESCRIPTION OF BUSINESS

The Company was formed as a Texas limited liability company on April 5, 2022. The Company is an affiliate of Investor Loan Source (ILS), which is a collection of various other entities related to ILS that engage in various aspects of private real estate lending. The Company is managed by Donald Sutton (Co-Founder and President) and Tom Berry (Co-Founder and CEO). The Company maintains offices in El Campo, Texas and Houston, Texas. The El Campo office has twenty-one (21) employees and the Houston Team has seventeen (17) employees.

Loan Source LLC (D/B/A Investor Loan Source (ILS)), the primary affiliate of the Company, was founded as a partnership between Tom Berry and Donald Sutton in January 2014. Collectively, Donald and Tom have been involved in real estate lending and hard money lending for over twenty (20) years. Their vision for Loan Source LLC, and all affiliated ILS entities is the following: “We are dedicated to our clients and pride ourselves on maintaining innovative, in-demand loan products, quality customer service, and, above all, a fast approval process.”

Borrowers can apply for loans using the ils.cash/apply/ website, which offers a streamlined fillable online application form, and guides potential Borrowers through the process. The application itself has a four-step process that requests information from the Borrower in these four areas: Borrower Details, Property Details, Financial Details, and Loan Details. The ILS network of companies also includes education videos, podcasts, and a blog which further provides information to potential Borrowers about the ILS lending process.

Additionally, on the ILS website, Borrowers can apply via a “Quick Application,” a “Fix & Flip Application,” a “Rental Loan,” application and/or a “Commercial Loan Application.” Each of these types of loans require different information from the Borrower as well as more or less extensive details regarding the use for the Loan, which the Company will evaluate in making its loan disbursement decision.

Company Structure

ILS Fixed MGMT Corp (the “Manager”), a Texas Corporation, will be the manager of ILS Fixed Horizon LLC (the “Company”), the issuer of the Units offered by this Offering Circular. The sole common member of the Company will be ILS Legacy Holdings LLC (“Common Member”).

The Company was organized as a Texas limited liability company on April 5, 2022. The Company currently has six authorized Unit classes: Debt Units under Class A1, Class A2, Class B1, Class B2, Class C1, and Class C2, each of which is priced at $1,000 per Unit.

The graphic on the following page shows the typical relationship among the various affiliates and the Company (“Company Affiliates”) as of the date of this Offering Circular.

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Company Structure Graphic

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Financial Reporting Considerations

Upon extensive review and discussion with our Independent Accountants, Crowe LLP (the “Company Auditor”) we have concluded that ILS Legacy Holdings LLC is the primary beneficiary of the Company (as its sole Common Member).

Accordingly, the Company and Company Auditor have concluded that the most appropriate financial reporting treatment would be to provide potential investors with the present account balances for the Company, as the Company does not presently have any operating history. The Manager intends to utilize Crowe LLP to provide audited financials every twelve (12) months per the SEC’s Regulation A framework.

The Issuer and Company Auditor believe that in so doing, potential investors should be provided with full disclosure of Company’s financial performance in accordance with Generally Accepted Accounting Principals (“GAAP”) and has included by reference the non-audited statements for the period ending September 12, 2022

Additionally, investors should note that information contained in linked material is not intended to be part of the Offering circular, yet the Company believes that i) all information material to investors has been included in this Offering Circular, and ii) that while linked material is not considered part of the Offering, the Issuer, to the best of its knowledge believes that they are accurate and complete in all material respects.

Management and Company Affiliates’ Roles in Business Operations

Company Management will be making the business and management decisions for the Company based on the recommendations of an affiliate entity, ILS Fixed Horizon MGMT Corp. (the “Manager”).

Company Affiliates’ Current Ownership Interests in Loan Providers

Company Affiliates have ownership interests in a variety of other entities that provide similar loan services as the Company.

THE PRIOR PERFORMANCE OF THE SPONSOR, SPONSOR AFFILIATES, AND THEIR RESPECTIVE AFFILIATED ENTITIES MAY NOT PREDICT THE FUTURE PERFORMANCE OF THE COMPANY AND ITS AFFILIATED ENTITIES OR THE RETURN ON AN INVESTMENT IN THE COMPANY OR THE UNITS. THEREFORE, THERE IS NO ASSURANCE THAT THE COMPANY WILL ACHIEVE ITS INVESTMENT OBJECTIVES OR THAT THE DEBT PAYMENT AND/OR CASH DISTRIBUTIONS WILL BE PAID TO THE HOLDERS OF UNITS.

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Typical Services Provided to Borrowers

The proceeds of this Offering are for the purpose of financing all or a portion of the costs of providing loans to Borrowers to acquire (“Qualified Properties”), or convert other real estate properties (“Conversion Projects”) from one use to another—for example from retail to residential or vice versa. The Company’s primary focus for providing such loans will be primarily in the Midwest, Southeast, and the heartland. Specifically, ILS Fixed Horizon LLC will allow for the financing of Borrower loans in the following states:

1.	Alabama
2.	Arkansas
3.	Colorado
4.	Florida
5.	Georgia
6.	Idaho
7.	Indiana
8.	Iowa
9.	Kansas
10.	Kentucky
11.	Louisiana
12.	Michigan
13.	Mississippi
14.	Missouri
15.	North Carolina
16.	Ohio
17.	Oklahoma
18.	South Carolina
19.	Tennessee
20.	Texas
21.	Utah
22.	Virginia
23.	Wisconsin

The Company intends to offer the following types of loans to potential Borrowers:

1.	Purchase/Rehab Loans: This loan is used to purchase a property that needs to be rehabilitated in order to flip or sell, or that will be later leased out and refinanced. The Company has a one-time close loan so the property can be rehabbed, loaned out, and refinanced into a long-term loan without paying more closing costs.

2.	Single Family Rental Loans: This loan is used to refinance a single-family home (limited to properties with up to four (4) units) that is already owned and leased and does not need to be rehabilitated. The Company also provides a loan service for short-term rentals, such as Airbnb Properties.

3.	Portfolio Loans: This loan allows for refinancing of five (5) rental properties into one loan, with one (1) single payment.

4.	Commercial Property Loans: These loan types are specifically tailored for Borrowers investing in Retail, Office, Mixed-Use, or Multi-Family Properties.

5.	Land Loans. These loans are typically for Borrowers purchasing undeveloped land with the intention of dividing the land into parcels and either selling the parceled lots or engaging in ground-up development themselves.

How Loans Amounts are Determined

The loan amount is determined by the After Repair Value (ARV) for a short-term fix and flip loan, and the As-Is Value for a long term loan or rental loan. The loan amount determination begins with a loan request. An ILS affiliate loan approval specialist will make every effort to help achieve the loan amount requested. Documentation is instrumental, as well as a detailed scope of work (for rehab/flip loans), which will serve to assist the appraiser in determining an after-repair-value (ARV), and further formulates the basis of our loan amount determinations. Any documentation provided can help the asset evaluator, or an appraiser, determine the ARV, which is a crucial component of the process. Although loan amounts may vary on the Borrower’s past credit history and projects, the Company typically loans up to seventy-five (75%) percent of the ARV or as-is condition of the Property.

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Competition in the Market

The real estate borrowing industry is highly competitive on both a national and regional level. The Company faces competition from REITs, other hard-money providers, other public and private real estate companies, private real estate investors, and banks. Competition may prevent the Company from providing loans to Borrowers of desirable Qualified Properties, who can then either refinance and/or sell the property(ies) financed with the Company loans in order to make prompt repayment and keep up with the loan’s APR. If the Company offers lower interest rates to remain competitive, Investors may experience a lower return on investment and be less inclined to invest in the Company’s next project which may decrease its profitability. Increased competition for Borrowers may also preclude the Company from acquiring Borrowers that would generate the most attractive returns to Investors or may reduce the number of Borrowers the Company could acquire, which could have an adverse effect on its business.

Regulation

The Company’s business practices and projects, and those of the Sponsor Affiliates are subject to regulation by numerous federal, state and local authorities including but not limited to the following:

U.S. and State Laws Regulating the Licensure of Private Loans

Although private lending (outside of student loans or other federally subsidized loans) is subject to some federal regulation, generally, private loans fall primarily within the purview of state regulatory agencies. Since the Company intends to offer commercial private loans in approximately twenty-three (23) states, the Company will itself be subject to state regulators in each of those states.

FINRA

The Financial Industry Regulatory Authority (FINRA) is a private American corporation that acts as a self-regulatory organization (SRO) that regulates brokerage firms and exchange markets. FINRA’s mission is to protect investors by ensuring that the U.S. securities industry operates fairly and honestly. Given that this is a securities offering, and despite the fact that the Company does not intend to classify as a broker-dealer itself, it is wholly possible that the Company will fall under the purview of FINRA. As such, the Company is notifying investors of this possibility, which may serve to add additional regulatory compliance costs to the Company’s expected financial position.

U.S. and State Securities Laws

The Units offered hereby are “securities,” as defined in the Securities Act and under state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC, and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

The Units being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of this Offering. The Offering and proposed sale of the Units described herein shall be made pursuant to an exemption from registration with the SEC pursuant to Regulation A and shall only be offered in states in which the registration of the offer and sale of the Units has been declared effective.

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities with respect to some properties, and may therefore adversely affect the Company specifically, and the real estate industry in general. The Company’s failure to uncover and adequately protect against environmental issues in connection with the issuance of private loans for real estate may subject the Company to liability as financier of such property or asset. Since the Company intends to take collateral in each of the properties it provides loans for, unexpected environmental issues with said property may add additional unforeseen compliance costs to the Company’s finances.

Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. The Company may be held liable for such costs as a subsequent owner of such property. Liability can be imposed even if the original actions were legal and the Company had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, the Company may also be held responsible for the entire payment of the liability if it is subject to joint and several liability and the other responsible parties are unable to pay. The Company may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect the Company.

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Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against the Company for personal injury associated with ACMs.

Other Laws and Regulations

The Company Borrowers will be required to operate their projects in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the projects financed by the Company. The Company is also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers. The Company’s projects will also be subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning fair housing and real estate transactions in general. These laws may result in delays if the Company-financed projects are re-developed by Borrowers. Additionally, these laws might cause the Company to incur substantial compliance and other costs. The Company may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on its ability to make Debt Payments to Investors at historical levels or at all.

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MANAGEMENT’S ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company was formed in July 2022 and has no operational history at present. As a result, per Regulation A guidelines, the Manager here presents its anticipated plan of operations for the twelve (12) month period succeeding the date of qualification of this Offering. Additionally, the Manager intends to update this section once the Company becomes operational and there are key aspects to discuss regarding its performance, challenges, and future strategic initiatives.

At present, the Company maintains a five thousand ($5,000) dollar balance in its corporate account, as shown in the attached Financial Statement in Appendix A. The Company intends to use that same account for the raising of the Proceeds of this Offering, from which it will then make distributions to Investors and the Manager. The Manager does not anticipate requiring any additional proceeds to effectuate its business, outside of those raised in this Offering. Furthermore, the Manager here affirms that the Company will take its place in the ecosystem of ILS-branded affiliates, which all engage in substantially similar businesses as the Company.

The Manager here discloses that, should the need arise, it may be possible for the Company to take out loans from affiliates and/or the Management Team itself. Should liquidity concerns arise, the Manager reserves the right to take on additional debt through the Company to ensure that Company operations continue. The Manager has already established an extensive network of borrowers within and without the State of Texas and continues to develop and expand that network throughout the United States at large.

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PLAN OF OPERATIONS

Overview

Loan Evaluation Criteria

An Affiliate of the Company, “Investor Loan Source LLC,” (“ILS”) performs the underwriting of all Loans that the Company issues to Borrowers. ILS is managed by the same Principals as the Company. ILS will charge between approximately one hundred thirty-five ($135) dollars and two hundred ($200) dollars per loan to recover County recording fees and loan document preparation for Note Sales.

Potential Areas of Expansion

Affiliates of the Company are presently operating in twenty-three (23) states, as mentioned on page 32 of this Offering Circular. The Company intends to expand in other states that the Company deems have commercial private lending laws beneficial to the Company. The Company also looks to entertain, evaluate and purchase loans from other third parties once it finds those with the same strict underwriting requirements that ILS Affiliates have.

Leverage of Strategic Relationships

The Company will take its place in an ecosystem of Affiliates which are operated by the same Management Team. As a result, the Company will be able to leverage these strategic partnerships to perform underwriting of Loans as well as furnish any relevant loan document preparation. The Company Management Team is also actively engaged in annual real estate conferences, which it uses to establish its brand and expand its client base.

Marketing Strategy

The Company intends to leverage the experience and vast network of its Management Team to expand its loan operations. Specifically, the Management Team is active on the speaking circuit, partakes in several Mastermind groups, and regularly attends conferences in the real estate/private lending space. The Company makes up a part of the ILS ecosystem, which is a collection of entities that work in tandem to achieve investor goals. The integration of those entities also allows the Manager to make loans between entities or leverage an opportunity that may not be a good fit for one entity to another entity within the ecosystem. Furthermore, ILS retains an investor-friendly website where Borrowers can apply for and be qualified for loans very rapidly. This online integration of the Borrower application portal creates a seamless pipeline for driving Loan development, a key competitive advantage over private lenders that have not efficiently operationalized such a system.

Financial Performance of Company Affiliates’ Loans

ILS RE Capital LLC

This is a fund which purchases and holds notes with rates between seven (7%) percent and thirteen and ninety-nine tenths (13.99%) percent, with an average rate of return averaging around nine and five tenths (9.5%) percent annualized.

ILS Growth Fund I LP

This is a fund which purchases and holds notes that have a construction or rehabilitation component, which mature within a two (2) year period. Note rates are between ten (10%) percent and thirteen and ninety-nine tenths (13.99%) percent. Leverage is also used by selling notes on an interest spread to qualified note holders, with the guarantee to purchase back if the note defaults. The overall return to Debt Investors (classified as Limited Partners in ILS Growth Fund I LP) in ILS Growth Fund I LP is presently around ten and four tenths (10.4%) percent during the last twelve (12) month period.

ILS Income Fund I LP

This is a fund which purchases and holds notes without a construction or rehabilitation component, that mature between a two (2) year and a thirty (30) year period. Note rates are between seven (7%) percent and twelve and ninety-nine tenths (12.99%) percent. Leverage is also used by selling notes on an interest spread to qualified note holders with the guarantee to purchase back if the note defaults. The overall return to Debt Investors (classified as Limited Partners in ILS Income Fund I LP) is averaging at approximately eight and six tenths (8.6%) percent during the last twelve (12) months.

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Material Definitive Agreement

Notwithstanding this objective, the prior performance of the Sponsor, Sponsor Affiliates, and their respective affiliated entities may not predict the future performance of the Company and its affiliated entities or the return on an investment in the Units. Therefore, there is no assurance that the Company will achieve its investment objectives or that the Debt Payment and/or cash distributions will be paid to the holders of Units.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Below the Company provides information regarding the executive officers and significant employees of the Company. The Company does not have any other employees at this time as it relies on Company Affiliates to provide all administrative and other services to the Company at fair market value.

(a)	Directors, Executive Officers and Significant Employees of the Company

Name	Age	Title	Term of OfficeNote 1	Approximate Hours Per Week
Donald Sutton	57	Co-Founder and President	January 2014	20
Tom Berry	56	Co-Founder and CEO	January 2014	20

Note 1 – The Company expects each Executive Officer to continue in the same capacity as their predecessor Company Affiliate roles outlined below, not all Company Executive Officers will be focused on all aspects of the Company’s business initiatives, but will rather focus on specific business initiatives in accordance with their area(s) of expertise.

Prior service with a Investor Loan Source (ILS), a Company Affiliate:

Name	Age	Title	Term of Office
Donald Sutton	57	Co-Founder and President	January 2014
Tom Berry	56	Co-Founder and CEO	January 2014

(b)	Family relationships.

None

(c)	Business experience.

The Company’s Management, each of which reside in Texas, has extensive experience in private real estate lending, private lending more broadly, property acquisition and development, property rehabilitation, hard money loans, and the real estate industry overall. The following are Management’s biographies:

Donald Sutton, Co-Founder and President. Donald graduated from Stephen F. Austin University Magna Cum Laude with a degree in Applied Mathematics and Computer Science. Thereafter, Donald was recruited by a defense contractor right out of college. For the next 5 years, he worked in satellite and missile science for multiple undisclosed US government agencies. Two of his most notable assignments were working on missile technology for the NORAD defense system’s “war games” and the satellite system that was used for troop location and movements for coalition forces during Operation Desert Storm. After his time with military defense agencies, Donald moved into the private sector as a software engineer working with companies such as Oracle, E-Systems Raytheon, Lockheed Martin, and EMC Greenplum. Over the next 26 years, he managed design teams creating system software for private sector companies and government agencies. It was during this time that he moved back to his hometown area and met his wife, Fredia, of now over 20 years. They have four children, the oldest of which, works in the family business.

While working in the corporate world, Donald started investing in rental homes, mobile home parks, and apartments as an alternative to the stock market. After a while, he found that passive investing as a private lender was more suited to his busy work and travel schedule. He now boasts more than 20 years in private lending. In 2014 he partnered with Tom Berry to Co-Found Investor Loan Source (ILS). Since that time ILS has closed over 1,700 loans for just over $350,000,000 in loan volume. In 2018 Donald and Tom launched the ILS Funds as a way to grow their loan volume and allow other passive investors to pool their money and take part in the private lending systems and the team they had built. To date the ILS funds have raised over sixty-three million ($63,000,000) dollars in investor capital and have produced solid returns throughout. Donald enjoys working with the local 4-H and FFA chapters in his spare time serving as project leader and mentor. His mission is to help others build their wealth and get the highest returns with minimal risk. Donald says success feels best when it is shared.

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Tom Berry, Co-Founder and CEO. Growing up in Appalachia, Tom always knew he wanted to be a businessman. For Tom a career in business seemed like the only way to escape the generational poverty he saw all around him. As the son of a coal miner, Tom did not attend college but instead choose to work his way up the corporate ladder in sales and management. Before long, he realized, he had developed a strong resume as a turnaround manager. Taking positions managing a company, store, or department that was not profitable and turning them profitable. After several of these positions, he had acquired the skills and knowledge to go on his own and started his own financial services firm. Acquiring 18 state and federal licenses and admissions covering life and health insurance, property and casualty insurance, mortgages, and securities sales, Tom and his wife built a business by helping families plan and implement efficient finance and investing strategies to enable them to reach their goals.

In 2006 Tom and his wife decided to move their family and business from their small rural community in Ohio to the much larger market of Houston, TX. While this seemed like a fantastic opportunity, no one foresaw the financial crisis that crushed their business the following year. After losing everything they had worked for and saved, Tom decided to start a different type of business as a real estate professional. Starting with nothing, he acquired over 400 rental units in the next four years and has since bought and sold hundreds of houses and commercial properties.

In 2014 he partnered with Donald Sutton to Co-Found Investor Loan Source (ILS) and since that time ILS has closed over 1,700 loans for just over $350,000,000 in loan volume. In 2018 Donald and Tom launched The ILS Funds to grow their loan volume and allow other passive investors to pool their money and take part in the private lending systems and the team they had built. To date, the ILS funds have raised over sixty-three million ($63,000,000) dollars in investor capital and have produced solid returns throughout. Tom and his wife of 20 years, Melissa, still reside in Texas and have four adult children and seven grandchildren. All of their children or their children’s spouses work in the family business. In his spare time, Tom is an avid hunter and loves to make memories with the family on his exotic game ranch in central Texas. He also has a passion for teaching others how to build wealth through real estate and strongly believes that teaching is the best way to set the next generation up for success. Mr. Berry is the former host of a popular radio show, The Real Estate Rush Hour, and continues traveling all over the country to speak at various conventions and mastermind groups in addition to his duties as CEO of ILS.

(d)	Legal proceedings. (confirm with client)

None.

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COMPENSATION OF MANAGEMENT AND DIRECTORS

Compensation of Management

Currently, each member of the Company Management is an employee of Company Affiliates and the Company does not currently have any plans to hire additional employees who will be compensated directly by the Company. Each member of Management receives compensation for his or her services, including services performed for the Company, from Company Affiliates. These individuals will serve to manage the Company’s day-to-day affairs. Although the Company will indirectly bear some of the costs of the compensation paid to these individuals through fees that the Company pays to Company Affiliates, the Company does not intend to pay any compensation directly to these individuals.

Consequently, the Net Proceeds will not be used to compensate or otherwise make payments to Management in their role as officers or directors of the Company. Should the Company, in the future choose to hire additional employees, it may need to offer substantial cash compensation to attract qualified individuals, and may, depending on market conditions, be required to provide equity incentive awards as part of their compensation packages.

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PRINCIPAL DEBT UNIT HOLDERS AND OTHER COMPANY MEMBERS

The Company was organized as a Texas Limited Liability Company on April 5, 2022. ILS Fixed Horizon LLC (the “Sponsor”) a Texas limited liability corporation.

No other Units have been issued.

The following table displays, as of July 30,2022 , the non-voting Units of the Company:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Company Total Voting Power

Common Voting Shares ($1.00 par value)	ILS Legacy Holdings LLCNote 1	$	100.0%	100.0%

Class A1 Non-Voting Units ($1,000.00 par value)	Various		N/A	0.00%

Class A2 Non-Voting Units ($1,000.00 par value)	Various		N/A	0.00%

Class B1 Non-Voting Units ($1,000.00 par value)	Various		N/A	0.00%

Class B2 Non-Voting Units ($1,000.00 par value)	Various		N/A	0.00%

Class C1 Non-Voting Units ($1,000.00 par value)	Various		N/A	0.00%

Class C2 Non-Voting Units ($1,000.00 par value)	Various		N/A	0.00%

Total

Note 1 – ILS Legacy Holdings LLC, a Management controlled Company Affiliate, is the sole voting member of the Company and the Common Member.

ILS Fixed Horizon MGMT CORP. (the “Manager”), a Management controlled Company Affiliate, is the Manager of the Sponsor, which is the Company, or Offering Entity.

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Donald Sutton, as President of Manager, is therefore the sole natural person with voting and dispositive power over the Common Member’s Interest.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All Sponsor affiliates (collectively “Company Affiliates”) will be engaged by the Company and its affiliates to perform various value add services for day to day management of the Company including the investment of its assets, due diligence for Borrower backgrounds, and selling of loans. Company Affiliates will receive fees and compensation for such services as described in this section. None of the agreements for such services are the result of arm’s-length negotiations. The Company believes, however, that the terms of such arrangements are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of these fees could create a conflict between and among the interests of the Company, and those of the Investors.

Services performed by Company Affiliates include the following:

Service	Company Stage of Development	Estimated Amount

Organizational and Offering Expenses	Organization and Offering Stage (“Startup Stage”)	If the Company raises the Maximum Offering Amount, the Manager has stated that approximately five (5%) percent of the Offering Proceeds will be used to pay Organizational and Offering Expenses and maintain adequate capital reserves.

Reimbursement of Advisor Operating Expenses	Organization and Offering Stage (“Startup Stage”)	At this time we will not have the Company reimburse for this until the Manager, in its sole and absolute discretion, determines that the Company can perform financially

Organization and Offering Expenses shall be performed by ILS Legacy Holdings LLC	Organization and Offering Stage (“Startup Stage”)

The company shall reimburse ILS Legacy Holdings LLC for these expenses after the company is formed, and the Principals make a capital contribution to the company to cover these expenses. These “Startup Costs” shall be depreciated over a fifteen (15) year period.

Labor cost for servicing the loan and transfer of note shall be performed by Investor Loan Source	Operational Stage	The company does not need to reimburse for servicing the loan since each loan has its own servicing fee. The Transfer fee shall be between one hundred thirty-five ($135) dollars and two hundred ($200) dollars per note

Labor Cost for management and accounting of the company shall be performed by Investor Loan Source and ILS Fixed Horizon MGMT CORP	Operational Stage

At this time the Manager does not intend for the Company reimburse for these expenses until the Manager, in its sole and absolute discretion, determines that it is proven the Company can perform financially.

Office Lease, facilities and Supplies and computer software of the Company shall be provided by Investor Loan Source	Operational Stage	At this time the Manager will not have the Company reimburse for this expense until the Manager, in its sole and absolute discretion, determines that the Company can perform financially.

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Tax Preparation and Filing	Operational Stage

At this time the Manager will not have the Company reimburse for this expense until the Manager, in its sole and absolute discretion, determines that the Company can perform financially.

As determined each year from an external third-party CPA Firm, which the Manager intends to engage to perform this service

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Conflicts of Interest

There are conflicts of interest between and among the Company, the Manager, and other Company Affiliates. All of the agreements and arrangements between Company Affiliates and the Company, including those related to compensation, are not the result of arm’s-length negotiations. The Company will try to balance the interests of Company Affiliates with the interests of the Company. However, to the extent that the Company takes actions that are more favorable to Company Affiliates than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on the Debt Payments to holders of Units and the value of those securities. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

The Company relies on key real estate professionals, including Donald Sutton and Tom Berry (collectively “Management”), for the day-to-day operation of its business. As a result of their interests in other Company Affiliates, their obligations to other investors, and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Management will face conflicts of interest in allocating their time among us, and other Company Affiliates, and other business activities in which they are involved. However, the Company believes that the aforementioned individuals along with their respective affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Company.

There are no other material relationships or related party transactions.

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DEBT UNIT HOLDERS’ RIGHTS UNDER THE COMPANY

Class A, B, and C Non-Voting $1,000 Par Value Units

The Units being offered pursuant to this Offering Circular are Units representing non-voting interests in the Company. Purchasers of the Units (“Debt Unit Holders”) have no rights to direct or vote on any matter concerning the Company or the management of the Company, including whether or not the Company should dissolve.

Debt Unit Holders have the right to receive Debt Payments as set forth in the Governing Documents, as amended from time to time at the sole discretion of Management based on its determination of what is in the best interests of the Company. See the section entitled “Debt Payments” below.

The Governing State

This Company shall be governed by and construed in accordance with the laws of the state of Texas. “Debt Unit Holder” means a person who has been admitted as a Debt Unit Holder of the Company and has no ownership interest in the Company.

Management, Voting and Governance

Except as otherwise provided in the Governing Documents, Company Management will conduct, direct and exercise full control over all major activities of the Company, including all decisions relating to the issuance of Units. The Company will have six classes of Units, Class A1 Non-Voting Units, Class A2 Non-Voting Units, Class B1 Non-Voting Units, Class B2 Non-Voting Units, Class C1 Non-Voting Units, and Class C2 Non-Voting Units with $1,000.00 par value per Unit (“Units”).

ILS Legacy Holdings LLC (“Common Member”) will be the only Common Member. All other Members will be Debt Unit Holders and will have no voting rights. Unless otherwise specifically provided in this Agreement, no action may be taken or authorized on the part of the Debt Unit Holders without the approval of the Common Member. Management will have the sole power and authority to bind or take any action on behalf of the Company, or to exercise any rights and powers granted to the Company any agreement, instrument, or other document to which the Company is a party. Except as otherwise required by law, the Debt Unit Holders will have no voting rights or governance rights.

The approval of the Manager is required in connection with:

(a)	The admission of an additional Common Member;

(b)	The initiation of a proceeding for the bankruptcy of the Company;

(c)	The change in the business or purpose of the Company;

(d)	The approval of a merger, conversion or the application of any statute (the application of which is elective) to the Company;

(e)	Trading for or in the Company’s proprietary account, except for any normal operating error account;

(f)	The amendment of this Agreement or any action taken in violation of this Agreement;

(g)	The determination of the amount of, and the making of, Debt Payments;

(h)	The determination of the amount of, and the making of, the transfer of any Company Property to any person or entity;

(i)	The institution, prosecution, and defense of any Proceeding in the Company's name;

(j)	The investment and reinvestment of the Company's funds, and receipt and holding of Company Property as security for repayment;

(k)	The sale, exchange, transfer, Distribution, or other Disposition of all, or substantially all, of the Company Loans; and

(l)	The redemption of all or any portion of the Debt Unit Holders’ Units.

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Management is authorized under the Governing Documents to oversee and make decisions regarding:

(a)	The conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company within or without Texas;

(b)	The appointment of employees and agents of the Company, the defining of their duties, and the establishment of their annual compensation;

(c)	The payment of compensation, or additional compensation to a Debt Unit Holder and employees on account of services previously rendered to the Company, whether or not an agreement to pay such compensation was made before such services were rendered;

(d)	The purchase of liability and other insurance to protect the Company's Property and business and the purchase of insurance on the life of any of the Debt Unit Holders or employees for the benefit of the Company;

(e)	The employment of accountants, legal counsel, managing agents, or other experts to perform services for the Company and to compensate them from Company funds; and

(f)	The doing and performing of all other acts as may be necessary or appropriate to carry out the Company's day to day business.

(g)	The negotiation and execution of contracts, partnerships, and joint venture relationships with other parties in order to facilitate the successful acquisition, construction, development, and operation of Company Loans; and

(h)	Negotiate and receive advances that are required to address economic or financial shortfalls on behalf of the Company and its affiliates, including without limitation advances from the Asset Manager or its Affiliates (“Affiliate Advances”). In the event of Affiliate Advances, any such Affiliate Advances shall be reimbursed to the advancing party by the Company, or its affiliate with accrued interest at a monthly rate of five (5.0%) percent, or the nominal rate, whichever is higher, on such advances prior to any return of any members capital.

As the Sponsor will exercise complete control over the Company, it will have the ability to make decisions regarding (i) changes to Unit classes without Debt Unit Holder notice or consent, (ii) making changes to the Company’s Operating Agreement, whether to issue additional Units, including to itself, (iii) employment decisions, including compensation arrangements; and (iv) whether to enter into material transactions with related parties.

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Standard of Care of the Manager

The Manager’s duty of care in the discharge of its duties to the Company is limited to refraining from engaging in grossly negligent or reckless conduct, willful or intentional misconduct, or a knowing violation of law. In discharging its’ duties, the Manager shall be fully protected in relying in good faith upon the records required to be maintained by the Company and upon such information, opinions, reports, or statements by any of its agents, or by any other Person, as to matters the Manager reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which Debt Payments to the members, including Manager might properly be paid.

Books, Records and Accounting

During the Term of the Governing Documents and for one (1) year thereafter, the Company shall maintain proper records and books of account prepared using consistent accounting principles relating to the computation of payments owed and costs charged to the Company. The Company, for accounting and income tax purposes, shall operate on a Fiscal Year ending December 31 of each year, and shall make such income tax elections and use such methods of depreciation as shall be determined by the Company. The books and records of the Company shall be maintained at the principal place of business of the Company. The Company shall make the Company books and records available for inspection and copying by any Member at reasonable times during normal business hours upon at least ten (10) days prior notice, and without cost to the requesting Member. As a Company engaged in a Tier 2 Regulation A Offering, the Manager affirms that it will provide unaudited financial reports every six (6) months and audited financials once every (12) months, per SEC Regulation A reporting guidelines, once the Offering is qualified by the SEC. Any other released financial reports or information regarding past performance of Company Affiliates are provided solely in the discretion of the Manager, and are meant to aid prospective Investors in making their investment decision.

Conflicts of Interest

The Management Corporation are comprised of individuals who are also principals of the Company and other affiliated entities. One or more principals of the Management Corporation will also operate as the principal decisionmakers of how the Company will issue Loans and be responsible for the due diligence process required for such loans. One or more principals of the Management Corporation will also operate as advisors to the Company and will receive fees for their services. One or more principals of the Management Corporation may provide additional or subsequent private Offerings or terms of offer different than herein for the construction, development and/or operation of Company Properties. In addition, one or more principals or affiliates of the Management Corporation own the Trademarks and other Intellectual Property associated with Investor Loan Source (“ILS”) and have licensed the Intellectual Property to the Projects associated with the Company.

The Company Affiliates do not violate a duty or obligation to the Company merely because their conduct furthers their own interest. The Company Affiliates may lend money to and transact other business with the Company. The rights and obligations of the Company Affiliates who lends money to or transacts business with the Company are the same as those of an arm’s length Person, subject to other applicable law. No transaction with the Company shall be voidable solely because the Company Affiliates have a direct or indirect interest in the transaction if either the transaction is fair to the Company. Moreover, all documents and legal work associated with the creation of the entities associated herewith, including the Company and Company Affiliates, have been provided by the law firm of Pino Nicholson PLLC (“PNL”). The Debt Unit Holders, and Company Affiliates intentionally waive any and all objections to PNL continuing to represent the Company regardless of any potential conflict of interest considerations.

Debt Payments

No Debt Payments to holders of Units are assured, nor are any returns on, or of, a purchaser’s investment guaranteed.  Debt Payments are subject to the Company’s ability to generate positive cash flow from operations.  All Debt Payments are further subject to the discretion of the Manager.  It is possible that the Company may have cash available for Debt Payments, but the Manager could determine that the reservation, and not distribution, of such cash by the Company would be in its best interest.

The priority of Debt Payments shall be as follows:

1.	Company Asset Expenses
2.	Company Operating Expenses
3.	Accrued Investor Interest (“Debt Payments” to Debt Unit Holders)
4.	Return of Investor Capital Contribution
5.	Distributions paid to ILS Legacy Holdings LLC (the “Common Member”)

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Liquidation

The proceeds from the liquidation of the Company will be distributed within Ninety (90) days of the date of liquidation in the following order and priority:

a)	First, to creditors of the Company, including Debt Holders who are creditors, to the extent otherwise permitted by law, in satisfaction of all debts, liabilities, obligations and expenses of the Company, including, without limitation, the expenses incurred in connection with the liquidation of the Company; then
b)	Second, to the Debt Unit Holders to the extent of and in proportion to their invested capital until the aggregate amount paid to such Members is sufficient to provide for a complete return of such Debt Unit Holders’ invested capital; then
c)	Third, to the Debt Holders to the extent of and in proportion to their respective unpaid Debt Payment until such Debt Unit Holders’ unpaid Debt Payment has been paid in full; and
d)	Fourth, to the Common Member.

Allocation of Profits and Losses

The Company Operating Agreement provides for the allocation of income and gain to both the Common Members and Debt Unit Holders, and the losses to the Common Members. The Company believes that all material allocations to the Debt Unit Holders as Members of the Company may or may not be respected for U.S. federal income tax purposes. The rules regarding allocations are complex and no assurance can be given that the IRS will not successfully challenge the allocations in the Governing Documents, and reallocate items of income, gain, loss or deduction in a manner which adversely increases the income allocable to the Debt Unit Holders of the Company.

Exculpation and Indemnification of the Common Member and Company Affiliates

Neither the Common Member nor Company Affiliates shall be liable for the liabilities of the Company to third parties. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Common Member or Company Affiliates for liabilities of the Company.

The Company shall indemnify the Common Member or Company Affiliates for all costs, losses, liabilities, and damages paid or accrued by the Common Member or Company Affiliates (either as Common Member or agent) or because it is a Common Member or Company Affiliate, to the fullest extent provided or allowed by the laws of the State of Texas. To the extent the Company is required to indemnify the Common Member or Company Affiliates, as set forth herein, the Common Member, or Company Affiliates shall cause the Company to advance costs of participation in any Proceeding to the Common Member, or Company Affiliates. The Common Member or Company Affiliates may, based on its sole discretion, indemnify all other employees and agents of the Company for all costs, losses, liabilities, and damages paid or accrued by the agent or employee in connection with the business of the Company or because such Person is an agent or employee, to the fullest extent provided or allowed by the laws of the State of Texas.

Additional Rights and Obligations Considerations

There are no conversion, pre-emptive, sinking fund, or liability for further call rights or obligations associated with the Units.

Amendment

The Governing Documents may not be amended except with the consent of the Common Member.

Dissolution

The Common Member must consent to dissolve the Company, which it may elect to do at any time without the consent of the Members. Upon dissolution of the Company, Management will wind up the Company’s affairs and make all liquidating Debt Payments in accordance with the Company’s Operating Agreement.

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Mandatory Binding Arbitration

The Company’s Operating Agreement and Subscription Agreement, all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, Investors should consider the difficulty of reversing an arbitration award, once made.

The Company believes that binding arbitration is legally enforceable based on case law provisions as applicable to claims in connection with this Offering (including secondary transactions whereunder Units are resold by initial Investors, and subsequent, secondary Investors are governed by the Company’s Operating Agreement) under federal law, state law, and U.S. federal securities laws. The legal enforceability based on case law as upheld by U.S. Supreme Court rulings, which, for the Commission’s reference, include but are not limited to the following: Arthur Andersen LLP v. Carlisle, 556 U.S. 624 (2009); Gilmer v. Interstate/Johnson Lane Corp., 500 U.S. 20 (1991); Rodriguez de Quijas v. Shearson/American Express, Inc., 490 U.S. 477 (1989); Shearson/American Express v. McMahon, 482 U.S. 220 (1987); and Dean Witter Reynolds Inc. v. Byrd, 470 U.S. 213 (1985).

As a result of this mandatory binding arbitration provision, Investors may incur increased costs to bring a claim, have limited access to information, and these provisions can discourage claims or limit Investors’ ability to bring a claim in a judicial forum that they find favorable, In the event of arbitration these clauses would limit the legal remedies available to holders of Units to arbitration for any claims they may have, however by agreeing to be subject to these arbitration provisions, Investors will not be deemed to waive the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Notwithstanding case law supporting the enforceability of arbitration, there does appear to be a split of authority suggesting that arbitration provisions are not always enforceable under federal and state law. Nonetheless, to the extent any arbitration provisions are ruled unenforceable, the Company would abide by such ruling.

For additional information, the Company here presents language from the Company’s Operating Agreement as it relates to Arbitration.

“This Agreement shall be governed by and construed in accordance with the laws of the state of Texas. In the event of a dispute regarding this Agreement or the respective rights of the Parties hereunder, the Parties agree to submit such dispute exclusively to binding arbitration under Judicial Arbitration and Mediation Services (“JAMS”) or the American Arbitration Association (“AAA”), at the discretion of the Party filing such demand for arbitration, in Wharton, Texas before a single professional arbitrator selected by the Parties or, if the Parties cannot agree on an arbitrator, appointed by JAMS or AAA, as relevant. Any such arbitration shall be commenced within fifteen (15) days of selection of the arbitrator and the discovery rules contained in the Texas Rules of Civil Procedure shall apply to all such proceedings in the event the arbitrator does not set out alternative discovery rules. In the event that the Parties are required to take any action to enforce any provision of this Agreement, or litigation results from or arises out of this Agreement or the performance thereof, the Parties agree the arbitrator shall order all remedies permitted by law, including award attorney's fees and costs to the prevailing party, and require that the entire proceeding, including the existence of the proceeding, be held confidential by the Parties, and shall not be disclosed by any Party. Any and all orders issued by the arbitrator shall be enforced by a state court of competent jurisdiction located in Wharton, Wharton County, Texas.”

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FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY

The following is a discussion of certain U.S. federal income tax considerations relevant to an investment in Units of the Company. This discussion does not address all U.S. tax considerations that may be relevant to an investment in Units, and it does not cover every aspect of U.S. federal income taxation that may be relevant to a particular taxpayer in light of their particular circumstances or to Investors having a special legal status (such as tax-exempt Investors, dealers in securities, banks, thrifts, trusts, insurance companies, corporations that may be treated as personal holding companies under the Internal Revenue Code of 1986, as amended (the “Code”), or persons who acquire interests in the Company in connection with the performance of services), or to Investors holding their interest in the Company other than as a capital asset. In addition, except as expressly indicated below, the discussion does not address state or local income tax considerations, nor does it address taxes other than income taxes. The following discussion also does not address tax considerations that may be relevant under the laws of jurisdictions other than the United States.

IN VIEW OF THE SUMMARY NATURE OF THIS DISCUSSION, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT THEIR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PROSPECTIVE INVESTOR OF AN INVESTMENT IN UNITS OF THE COMPANY.

The following discussion of certain U.S. federal income tax considerations relevant to an investment in the Company is based on the Code and other currently applicable legal authorities such as the regulations promulgated under the Code (the “Treasury Regulations”), administrative rulings and judicial decisions. The Code and other legal authorities are subject to change at any time, possibly on a retroactive basis, by legislative, judicial or administrative action. No rulings have been or are expected to be requested from the U.S. Internal Revenue Service (the “IRS”) or any other tax authority as to any matter, and no assurance can be provided that any such authorities will not successfully assert a position contrary to one or more of the legal conclusions discussed herein.

This discussion assumes each investor (a “Debt Unit Holder”) is a “U.S. Holder.” A “U.S. Holder” is an individual or entity that is, for purposes of the Code: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a trust (1) the administration of which is subject to primary supervision by a court within the United States and as to which one or more U.S. persons have the authority to control all substantial decisions, or (2) which was in existence on August 20, 1996, and has properly elected to be treated as a “United States person” for federal income tax purposes; or (v) otherwise subject to U.S. federal income tax on a net income basis with respect to its income from The Company. No discussion is provided herein concerning the eligibility requirements applicable to a Member that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of an interest in Units, the U.S. federal income tax treatment of a partner in the partnership (or owner of such entity) will generally depend on the status of the partner (or other owner) and the activities of the partnership (or entity). Investors that are treated as partnerships for U.S. federal income tax purposes and their owners should each consult their own tax advisors about potential U.S. federal income tax consequences of an investment in The Company.

General Matters Relevant to Investment in the Company

Taxation of Members and Debt Unit Holders

Taxation of Proceeds and Debt Payments in General. Debt Unit Holders are required to declare all proceeds received in connection with Debt Payments or proceeds from sale of their Units. The recognition of such receipts as income or capital gain will depend on multiple factors including without limitation the Debt Unit Holders’ basis for tax purposes and whether Debt Payments qualify as ordinary or qualified under IRS guidelines. The rules governing basis adjustments and the taxation of proceeds and Debt Payments are complex, and Investors are urged to consult with their own U.S. tax advisors concerning these rules

Property Held Primarily for Sale. If the Company is deemed for tax purposes to be a “dealer” in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, any gain recognized upon a sale of such real property (commonly referred to as “Dealer Property”) will be taxable as ordinary income, rather than as capital gain, and will constitute “unrelated business taxable income” (“UBTI”). Furthermore, all of such property would be treated as “inventory items”. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. Accordingly, it is possible that the Company could be deemed to be a dealer in real estate, and that the Company’s share of profits from its disposition of real property would therefore be considered ordinary income, even though the Company’s primary area of operations is in the real estate private lending sector.

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Liquidation. Upon the dissolution and liquidation of the Company, the Company will pay its debts and liabilities, and the Members will be entitled to receive Debt Payments as provided in the Governing Documents. The Company’s sale of its assets and the liquidation will generally be recognition events for U.S. federal income tax purposes. If a Debt Unit Holder recognizes gain upon the liquidation of their Units, the gain may consist of both ordinary income and capital gain components. If a Debt Unit Holder realizes a loss upon the liquidation of the Company, the Debt Unit Holder will be entitled to recognize such loss for tax purposes only if the Company’s liquidating distribution consists solely of cash, or of cash and “unrealized receivables” (as defined in the Code).

Tax Information and Tax Audits. The Company will file a U.S. federal tax return reporting its annual operations and will provide each Debt Unit Holder with the information for Debt Payments or redemptions of Units by the Company needed to file their U.S. federal income tax return. However, the Company may not be able to provide U.S. tax information to its Debt Unit Holders in time to prevent such Debt Unit Holders from having to obtain extensions of the filing dates of applicable tax returns. The Company is not obligated to provide tax information to persons who are not Debt Unit Holders of record. The Code imposes certain penalties in the event of failure to make various filings in a timely manner and in the event of various understatements of income tax. The Company intends to comply fully with all applicable filing and reporting requirements.

 FATCA

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on “withholdable payments” made to a “foreign financial institution” unless the foreign financial institution enters into an agreement with the IRS to collect and provide to the IRS on an annual basis substantial information regarding its U.S. account holders or an exception applies. If a foreign financial institution enters into such an agreement but is unable to obtain the relevant information from its direct and indirect account holders or owners on an annual basis, the foreign financial institution will be required to withhold 30% of any withholdable payment allocable to such account holders, and there is a risk that the IRS may determine that the foreign financial institution is not in compliance with its agreement, resulting in the foreign financial institution becoming subject to the 30% withholding tax on all of the withholdable payments made to it. The term “withholdable payment” includes any payment of (i) interest or Debt Payments, (ii) the gross proceeds of a disposition of debt instruments, and (iii) “foreign pass-thru payments,” in each case with respect to any U.S. investment. It is not yet clear whether and to what extent the gross proceeds from the disposition of an interest in a partnership or limited liability company will be treated as a withholdable payment. The legislation also generally imposes a withholding tax of 30% on withholdable payments made to a non-U.S. entity that is not a foreign financial institution unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which are generally defined as any U.S. persons who directly or indirectly own more than 10% of the entity, or unless an exception applies. Withholding on gross proceeds and “foreign pass-thru payments” will not apply until after December 31, 2018. A generally will be required to withhold 30% of withholdable payments received thereby that are distributable to any Debt Unit Holder thereof that is a foreign financial institution or other non-U.S. entity unless such investor complies with the applicable requirements discussed above. Accordingly, the Investors may be required to provide certain information to the Company in order to avoid the imposition of the 30% withholding tax on any withholdable payments made by the Company.

The foregoing is only a general summary of certain provisions of FATCA. Prospective Investors are urged to consult with their own tax advisers regarding the application of FATCA to their investment in the Company.

Reportable Transactions Regulations. Regulations impose special reporting rules for “reportable transactions.” A reportable transaction includes, among other things: (i) a transaction in which an advisor limits the disclosure of the tax treatment or tax structure of the transaction and receives a fee in excess of certain thresholds, and (ii) a “transaction of interest” that the IRS believes has a potential for tax avoidance or evasion, but for which the IRS lack enough information to determine whether the transaction should be identified specifically as a tax avoidance transaction. The Company intends to take the position that no investment in the Company constitutes a reportable transaction, that the Company does not engage in transactions which themselves constitute reportable transactions, and that neither the Company nor any of its respective Debt Unit Holders are participants in a transaction of interest by virtue of their investment in the Company. If any of these transactions were determined to constitute a reportable transaction, then the Company, or each Debt Unit Holder may be required to complete and file IRS Form 8886 with their respective tax returns for the applicable tax year. The Company reserves the right to disclose certain information about the Company’s Debt Unit Holders on Form 8886, including the Debt Unit Holders’ capital commitments, tax identification numbers (if any), and dates of admission to the Company, to facilitate compliance with the reportable transaction rules if necessary. Certain legislation imposes substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt Investors (and, in some cases, the managers of tax-exempt Investors), that are, directly or in some cases indirectly, parties to certain types of reportable transactions. In addition, certain states have similar reporting requirements and may impose penalties for failure to report. Debt Unit Holders should consult their tax advisors for advice concerning compliance with the reportable transaction regulations.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO SUCH INVESTOR OF THE PURCHASE AND OWNERSHIP OF AN INTEREST IN THE COMPANY.

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LEGAL MATTERS

The validity of the issuance of the Units offered by this Offering Circular has been passed upon as of November 1, 2022 by Pino Nicholson PLLC.

EXPERTS

The Audited Financial Statements of the Company as of July 2022 have been included in this Offering in reliance upon the report of Crowe LLP, and independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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ADDITIONAL INFORMATION

The Company has filed with the SEC an Offering statement under the Securities Act on Form 1-A regarding this Offering. This Offering circular, which is part of the Offering statement, does not contain all the information set forth in the Offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the Offering statement, The Company will be subject to the informational reporting requirements of the Securities Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, The Company will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the Offering statement, the related exhibits and the reports and other information The Company files with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning The Company at:

ILS Fixed Horizon LLC

210 Market Street

El Campo, TX 77437

Telephone: 979-541-1270
Attention: Donald Sutton
email: invest@ils.cash

The Company will file (i) an annual report with the SEC on Form 1-K, (ii) a semi-annual report with the SEC on Form 1-SA, (iii) current reports with the SEC on Form 1-U, and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events. Parts I and II of Form 1-Z will be filed by the Company if and when it decides to and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A. The Company’s annual report will contain audited financial statements and certain other financial and narrative information that the Company is required to provide to holders of Units.

The Company maintains a website at www.ils.cash, where there may be additional information about the Company’s business, but the contents of that site are not incorporated by reference in or otherwise a part of this Offering circular.

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ILS FIXED HORIZON LLC

Unaudited Financial Statements

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EXHIBIT A

UNAUDITED FINANCIAL STATEMENTS REPORT (CURRENT COMPANY STATUS)

F-1

ILS Fixed Horizon LLC

01 Profit & Loss Summary

January 1 through September 29, 2022

Jan 1 - Sep 29, 22
Net Income	0.00

F-2

ILS Fixed Horizon LLC

02 Profit & Loss Detail

January 1 through September 29, 2022

	Type	Date	Num	Name	Memo	Amount	Balance
Net Income							0.00

F-3

ILS Fixed Horizon LLC

03 Balance Sheet Summary

As of September 29, 2022

Sep 29, 22
ASSETS
Current Assets
Checking/Savings
Checking
FSB ILS Fixed Horizon	4,500.00
FSB ILS Fixed Horizon Escrow	500.00
Total Checking	5,000.00
Total Checking/Savings	5,000.00
Total Current Assets	5,000.00
TOTAL ASSETS	5,000.00
LIABILITIES & EQUITY
Equity
Members
Member 1 ILS Fxd HorizonMgmt 1%
1. ILS FH Mgmt Contributions	50.00
Total Member 1 ILS Fxd HorizonMgmt 1%	50.00
Member 2 ILS Legacy Holding 99%
1. ILS Legacy Contributions	4,950.00
Total Member 2 ILS Legacy Holding 99%	4,950.00
Total Members	5,000.00
Total Equity	5,000.00
TOTAL LIABILITIES & EQUITY	5,000.00

F-4

ILS Fixed Horizon LLC

04 Balance Sheet Detail

As of September 29, 2022

	Type	Date	Num	Name	Memo	Amount	Balance
ASSETS							0.00
Current Assets							0.00
Checking/Savings							0.00
Checking							0.00
FSB ILS Fixed Horizon							0.00
	Deposit	08/30/2022	DEP		2022 ILS Legacy Holdings LLC & ILS Fixed Horizon Mgmt Copr Initial Contribution	5,000.00	5,000.00
	Transfer	08/30/2022	TRNFR	ILS Fixed Horizon LLC ESCROW	Funds Transfer from ILSFH to ILSFH Escrow to open account	-500.00	4,500.00
Total FSB ILS Fixed Horizon						4,500.00	4,500.00
FSB ILS Fixed Horizon Escrow							0.00
	Transfer	08/30/2022	TRNFR	ILS Fixed Horizon LLC	Funds Transfer from ILSFH to ILSFH Escrow to open account	500.00	500.00
Total FSB ILS Fixed Horizon Escrow						500.00	500.00
Checking - Other							0.00
Total Checking - Other							0.00
Total Checking						5,000.00	5,000.00
Total Checking/Savings						5,000.00	5,000.00
Accounts Receivable							0.00
Total Accounts Receivable							0.00
Other Current Assets							0.00
Total Other Current Assets							0.00
Total Current Assets						5,000.00	5,000.00
Fixed Assets							0.00
Accumulated Depreciation							0.00
Total Accumulated Depreciation							0.00
Furniture and Equipment							0.00
Total Furniture and Equipment							0.00
Total Fixed Assets							0.00
Other Assets							0.00
Total Other Assets							0.00
TOTAL ASSETS						5,000.00	5,000.00
LIABILITIES & EQUITY							0.00
Liabilities							0.00
Current Liabilities							0.00
Accounts Payable							0.00
Total Accounts Payable							0.00
Credit Cards							0.00
Total Credit Cards							0.00
Other Current Liabilities							0.00
Payroll Liabilities							0.00
Total Payroll Liabilities							0.00
Total Other Current Liabilities							0.00

F-5

ILS Fixed Horizon LLC

04 Balance Sheet Detail

As of September 29, 2022

	Type	Date	Num	Name	Memo	Amount	Balance
Total Current Liabilities							0.00
Long Term Liabilities							0.00
Total Long Term Liabilities							0.00
Total Liabilities							0.00
Equity							0.00
Members							0.00
Member 1 ILS Fxd HorizonMgmt 1%							0.00
1. ILS FH Mgmt Contributions							0.00
	Deposit	08/30/2022	DEP	ILS Fixed Horizon Mgmt Corp	2022 ILS Fixed Horizon Mgmt Corp Initial Contribution	50.00	50.00
Total 1. ILS FH Mgmt Contributions						50.00	50.00
2. ILS FH Mgmt Earnings							0.00
Total 2. ILS FH Mgmt Earnings							0.00
3. ILS FH Mgmt Distributions							0.00
Total 3. ILS FH Mgmt Distributions							0.00
Member 1 ILS Fxd HorizonMgmt 1% - Other							0.00
Total Member 1 ILS Fxd HorizonMgmt 1% - Other							0.00
Total Member 1 ILS Fxd HorizonMgmt 1%						50.00	50.00
Member 2 ILS Legacy Holding 99%							0.00
1. ILS Legacy Contributions							0.00
	Deposit	08/30/2022	1301	ILS Legacy Holdings LLC	2022 ILS Legacy Holdings LLC Initial Contribution	4,950.00	4,950.00
Total 1. ILS Legacy Contributions						4,950.00	4,950.00
2. ILS Legacy Earnings							0.00
Total 2. ILS Legacy Earnings							0.00
3. ILS Legacy Distributions							0.00
Total 3. ILS Legacy Distributions							0.00
Member 2 ILS Legacy Holding 99% - Other							0.00
Total Member 2 ILS Legacy Holding 99% - Other							0.00
Total Member 2 ILS Legacy Holding 99%						4,950.00	4,950.00
Members - Other							0.00
Total Members - Other							0.00
Total Members						5,000.00	5,000.00
Opening Balance Equity							0.00
Total Opening Balance Equity							0.00
Retained Earnings							0.00
Total Retained Earnings							0.00
Net Income							0.00
Total Net Income							0.00
Total Equity						5,000.00	5,000.00
TOTAL LIABILITIES & EQUITY						5,000.00	5,000.00

F-6

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-1
1A-2A
1A-2B
1A-3
1A-4*	ILS FIXED HORIZON LLC SUBSCRIPTION AGREEMENT
1A-5
1A-6
1A-7
1A-8
1A-9
1A-10
1A-11
1A-12
1A-13
1A-14
1A-15*	QUALIFICATION PROFILE

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Campo, State of Texas, on November 7, 2022.

ILS FIXED HORIZON LLC

SIGNED BY:

s\ DONALD J. SUTTON

Donald J. Sutton, President

ILS FIXED HORIZON MGMT CORP.

Date: November 7, 2022

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNED BY:

s\ TOM BERRY

Tom Berry, Chief Executive Officer

Date: November 7, 2022

SIGNED BY:

s\ DONALD J. SUTTON

Donald J. Sutton, President

Date: November 7, 2022

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